An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Preliminary Offering Circular

Subject to Completion.  Dated __________ 2018

BitFrontier Capital Holdings, Inc.

(Exact name of issuer as specified in its charter)

Pursuant to Item 1 of Form 1-A, our business name indicates we are in the business of Bitcoin and Cryptocurrency activities. For the avoidance of doubt, we have not commenced are planned principal operations, and therefore our business name may be misleading until we commence our planned principal operations as discussed in this Offering Circular. We plan to use the proceeds from this Offering to commence our operations in the Bitcoin and Cryptocurrency industry, however there can be no assurance we will be successful in doing so which may have an adverse impact on your investment with us.

Wyoming

(State or other jurisdiction of incorporation or organization)

https://bitfrontiercapitalholdings.com/
1320 Central Park Blvd, Suite 200
Fredericksburg, VA 22401
(540)-736-3069
(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

7374	82-3770657
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 4,000,000,000 shares

This is a public offering of shares of common stock of BitFrontier Capital Holdings, Inc.

The offering will be at a fixed price of $0.005 per share. The end date of the offering will be exactly 180 days from the date the Offering Circular is approved by the Attorney General of the states of New York and Michigan (unless extended by the Company, in its own discretion, for up to another 90 days).

Our common stock currently trades on the OTC Pinksheets under the symbol “BFCH” and the closing price of our common stock on June 4, 2018 was $0.01.  Our common stock currently trades on a sporadic and limited basis.

i

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is approved by the Attorney General of the states of New York and Michigan.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____________, 2018

	Per Share	Total Maximum (2)
Public Offering Price (1)	$0.005	$20,000,000
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4))	$0.005	$20,000,000

1)We are offering shares on a continuous basis. See “The Offering – Continuous Offering”.

2)This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “The Offering”.

3)We are offering these securities without an underwriter.

4)Excludes estimated total Offering expenses, which will be approximately $12,500.

ii

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

In this Offering Circular, each of the following quoted terms has the meanings set forth after such term:

“Bitcoin” — A type of digital asset based on an open source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security.

“Bitcoin Exchange” — An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction prices and volume data.

“Bitcoin Exchange Market” — The global Bitcoin Exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network” — The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing the Bitcoin Network.

“Blockchain” — The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations, allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“CEA” — Commodity Exchange Act of 1936, as amended.

“CFTC” — The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code” — The US Internal Revenue Code of 1986, as amended.

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of digital asset.

“DDoS Attack” — Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCEN” — The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury.

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

“Fiat Currency” — Currency that a government has declared to be legal tender but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of.

“IRS” — The US Internal Revenue Service, a bureau of the US Department of the Treasury.

“Mining” — The process by which Bitcoins are created involving programmers solving complex math problems with the computers in the Bitcoin Network.

“SEC” — The US Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

“SIPC” — The Securities Investor Protection Corporation.

“Transaction Verification Services” — Is equivalent to Mining

Industry Data

This Offering Circular also includes estimates of market size and industry data that we obtained from industry publications, surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this Offering Circular have been obtained from sources believed to be reliable.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular.

Unless we have indicated otherwise, or the context otherwise requires, references in the Offering Circular to “BitFrontier Capital Holdings” the “Company,” “we,” “us” and “our” or similar terms are to BitFrontier Capital Holdings, Inc., on a combined basis with its wholly-owned subsidiaries, BitFrontier Technologies, Inc., and BitFrontier Capital Investments, Inc. as applicable.

BitFrontier Capital Holdings, Inc. Our Business

BitFrontier Capital Holdings business plan is to concentrate on cryptocurrency related investments and development opportunities through cryptocurrency mining, investments in private and/or public entities, joint ventures and acquisitions of blockchain related companies. BitFrontier Capital Holdings has two wholly owned operating subsidiaries, BitFrontier Capital Investments, Inc. and BitFrontier Technologies, Inc. We have not commenced our planned principal operations.

Once we commence operations, our business will consist of purchasing and maintaining ASIC computers, specifically designed for cryptocurrency mining. In return for contributing to the total network hash rate, through the ASIC computers we maintain, the blockchain pays market participants a set amount of cryptocurrency that all miners are working to earn. After reviewing the SEC’s statements on cryptocurrencies, and applicable litigation released by the Staff, we are of the opinion that the cryptocurrencies we are paid out in exchange for our contribution to the blockchain through our mining equipment will not constitute being a security and will not have to be registered as such. We are not directly paying for the cryptocurrency, it will simply be revenue from our operations once we commence them and we do not plan on holding any as “Investments” nor do we plan to endorse, sponsor, or in any way be affiliated with an Initial Coin Offering (“ICO”). Furthermore, we do not plan on raising any money from investors through cryptocurrency in anyway, and all of our cryptocurrency will come from our mining operations. We plan to use the proceeds from this Offering to commence our operations in the Bitcoin and Cryptocurrency industry, however there can be no assurance we will be successful in doing so which may have an adverse impact on your investment with us.

Cryptocurrency Mining

Through the Company’s wholly owned subsidiary, BitFrontier Technologies, Inc., the Company plans to build a warehouse specifically designed for hosting cryptocurrency mining equipment. Cryptocurrency mining (e.g. bitcoin mining) entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm digital asset transactions. A party which is successful in adding a block to the blockchain is awarded a fixed number of digital assets in return.

As discussed elsewhere, our business model consists of deploying and maintain specialized computer equipment to mine and verify transactions on the blockchain network, and as such we are paid out daily in the form of digital assets. Since this is our primary business model, we intend to sell our digital assets we receive from verifying transactions on the blockchain the same day to expand our business and purchase more mining equipment and pay the necessary costs associated with cryptocurrency mining.

Additionally, as stated elsewhere in the Offering Circular, we intend to sell (“Convert”) our digital assets to fiat currency (“USD”) via the exchange GDAX which is owned and operated by Coinbase, one of the largest cryptocurrency exchanges as of the date of this filing. In the event that GDAX lacks enough liquidity for us to convert our cryptocurrency to USD, or the price of the digital asset we are liquidating is less than it is on other exchanges, we may be forced to use another exchange to convert our digital assets to USD, such as Bitfinex, Poloniex, and Bittrex.

Going Concern

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had minimal revenues and has incurred losses of $69,603 for the period January 1, 2017 through the year ended December 31, 2017 and negative working capital of $59,352 at December 31, 2017. In addition, the Company incurred losses of $1,054,208 for the period November 16, 1999 (inception) through December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see NOTE 2- GOING CONCERN for further information.

Company Information

We are a Wyoming for-profit corporation. Our corporate address is 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401, our telephone number is (540) 736-3069, and our website is https://bitfrontiercapitalholdings.com/

THE OFFERING

Common Stock we are offering	Up to a Maximum 4,000,000,000 shares at a price of $0.005 for a total sum of $20,000,000.
Common Stock outstanding before this Offering	12,400,263,104
Use of proceeds	The funds raised per this offering will be utilized in the buildout of the Company’s cryptocurrency facility and working capital. See “Use of Proceeds” for more details.
Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of New York and Michigan. However, in the event that management is unsuccessful in raising the minimum funds needed to begin operations in New York and Michigan, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.  All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The required funds necessary to construct and operate our first facility (excluding the costs of miners) is approximately $451,198.88, however this is a range as the majority of the buildout cost will be in purchasing miners and we can operate the facility with just one miner for example and scale as we obtain the funds. Additionally, we will be able to start preparing for the facility with very little proceeds. For example, we have already purchased and constructed the ethernet cables for the facility as well as the power distribution unit wiring. Relating to the Offering Circular for example, with $83,998.88 we can purchase all of the server racks and switches for the first facility and begin to assemble them and store them offsite until we are able to purchase the land and facility at which point we can move them into the facility to speed up the construction time.

RISK FACTORS

You should carefully consider the risks described below and other information in this Offering Circular, including the financial statements and related notes that appear at the end of this Offering Circular, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this Offering Circular, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this Offering Circular relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This Offering Circular also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although both BitFrontier Capital Holdings, Inc. and its wholly owned subsidiaries, BitFrontier Capital Investments, Inc. and BitFrontier Technologies, Inc. have experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•risks that we may not have sufficient capital to achieve our growth strategy;

•risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•risks that our growth strategy may not be successful; and

•risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have less than a year of corporate operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the cryptocurrency and technology industries, which are both rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the cryptocurrency field, such as MGT Capital Investments, Inc. (“MGTI”), have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update existing bitcoin mining hardware, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

In the Internal Revenue Service’s (“IRS”) release titled, “Notice 2014-21”, they stated “For federal tax purposes, virtual currency is treated as property. General tax principles applicable to property transactions apply to transactions using virtual currency.”

Additionally, in the same notice, the following question was asked: “Q-8: Does a taxpayer who “mines” virtual currency (for example, uses computer resources to validate Bitcoin transactions and maintain the public Bitcoin transaction ledger) realize gross income upon receipt of the virtual currency resulting from those activities?” The IRS responded with: A-8: Yes, when a taxpayer successfully “mines” virtual currency, the fair market value of the virtual currency as of the date of receipt is includible in gross income. See Publication 525, Taxable and Nontaxable Income, for more information on taxable income.”

The following are important guidelines that the IRS has put in place in regard to accounting for digital assets:

•Cryptocurrency is NOT treated as currency to determine losses or gains under tax laws.

•Taxpayers MUST include the fair market value of the virtual currency as taxable income when it is used to pay for goods or services.

•The fair market value is determined as of the date acquired; basically, it is (virtually) exchanged for U.S. dollars for tax purposes.

•A taxpayer can have a virtual loss or gain.

After reviewing the relevant guidance released by the IRS through notices and publications as seen above, we plan to account for our digital assets as follows; Once we commence our operations, we will be paid cryptocurrency once a day from the blockchain. After taking the fair market value of that cryptocurrency payment, it will be recorded as gross income. Once we transfer that cryptocurrency payment to an exchange like Coinbase to “Convert” it to fiat currency, i.e. US dollars, then the ordinary income rate applies to any gain or loss from the conversion if it is different than the fair market value recorded on the date we received the payment.

As an example:

We are paid 1 (one) Bitcoin on 4/1/18 at which time Bitcoin has a price of $10,000. We will record the fair market value as of 4/1/18 as gross income, in this case $10,000. We then transfer this one Bitcoin to Coinbase to convert it US Currency on 4/2/18. On 4/2/18, at the time we convert the Bitcoin to US Currency, the price of Bitcoin is $10,500. Since we recorded a fair market value on 4/1/18 of $10,000 as gross income, the balance, which in this case is $500, will be recorded at the ordinary income rate if sold within one year from the time we received it, or at the Capital Gains rate if it has been over a year since we received it.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Spencer Payne, who we have an Employment Agreement in place with. Andrew Karras, our Chief Operating Officer and Chief Development Officer, and George Storm, our Vice President and Chief Technology Officer, are also vital to our business development as both individuals have knowledge in the cryptocurrency space. We also have Employment Agreements in place with both Mr. Karras and Mr. Storm. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•Establish definitive business strategies, goals and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of bitcoin mining or other blockchain related technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established cryptocurrency and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the cryptocurrency or technological markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to BitFrontier Capital Holdings, Inc. and other names and marks used by our business, which could adversely affect the value of the brand.

The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is a valuable asset that is critical to our success. As of the date of this Offering Circular, we have not submitted our trademark application for our name, BitFrontier Capital Holdings, Inc. In the event we elect to submit an application to the U.S. Patent and Trademark Office, there is no guarantee that they will grant us a trademark. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•our ability to integrate operations, technology, products and services;

•our ability to execute our business plan;

•operating results below expectations;

•our issuance of additional securities, including debt or equity or a combination thereof;

•announcements of technological innovations or new products by us or our competitors;

•loss of any strategic relationship;

•industry developments, including, without limitation, changes in healthcare policies or practices;

•economic and other external factors;

•period-to-period fluctuations in our financial results; and

•whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornados, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business. If the weather conditions in our area become too hot, or too humid, we may be required to install AC units to cool the cryptocurrency mining equipment which will greatly affect our profit margins. In addition, too much humidity in the air may damage our equipment or require us to install expensive dehumidifiers further lowering our profit margins.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 17,500,000,000 shares of common stock. We have issued and outstanding, as of the date of this Offering Circular, 12,400,263,104 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue up to 50,000,000 “blank check” preferred stock, 19,340,053 of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Offering Circular.

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria. No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder. Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control BitFrontier Capital Holdings, Inc., it is not likely that you will be able to elect directors or have any say in the policies of BitFrontier Capital Holdings, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of BitFrontier Capital Holdings, Inc. beneficially own approximately 53% of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our Company.

Digital assets such as bitcoins that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital assets industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital assets industry, as well as the Bitcoin Network, include:

•continued worldwide growth in the adoption and use of bitcoins and other digital assets;

•government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital assets systems;

•the maintenance and development of the open-source software protocol of the Bitcoin Network;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

•general economic conditions and the regulatory environment relating to digital assets.

Significant Bitcoin Network contributors could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network, could adversely affect an investment in us.

A small group of individuals contribute to the Bitcoin Core project on Github. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. These individuals can propose refinements or improvements to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the Bitcoin Blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in the Shares. In the event a developer or group of developers proposes a modification to the Bitcoin Network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible Blockchain implementations could result. This is known as a “hard fork.” In such a case, the “hard fork” in the Bitcoin Blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible Blockchains, that may adversely affect an investment in us.

The open-source structure of the Bitcoin Network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us.

The Bitcoin Network operates based on an open-source protocol maintained by contributors, largely on the Bitcoin Core project on GitHub. As an open source project, Bitcoin is not represented by an official organization or authority. As the Bitcoin Network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the Bitcoin Network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the Bitcoin Network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin Network may reduce incentives to address the issues adequately or in a timely manner. This may adversely affect an investment in us.

If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and all bitcoin transactions rely on by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect an investment in us.

In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24 to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Bitcoin Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the Bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin

Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of bitcoin for solving blocks and transaction fees for recording transactions are not sufficiently high enough to incentivize miners, miners may cease expending hashrate to solve blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed temporarily. A reduction in the hashrate expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor obtaining control in excess of fifty percent (50%) of the aggregate hashrate active on the Bitcoin Network or the Blockchain, potentially permitting such actor to manipulate the Blockchain in a manner that adversely affects an investment in us.

As the award of new bitcoins for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. The current fixed reward for solving a new block is twelve and a half (12.5) bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016. It is estimated that it will halve again in about three (3) years. This reduction may result in a reduction in the aggregate hashrate of the Bitcoin Network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor obtaining control in excess of fifty (50) percent of the aggregate hashrate on the Bitcoin Network. Periodically, the Bitcoin Network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten (10) minute confirmation time targeted by the Bitcoin Network protocol. The Company believes that from time to time there will be further considerations and adjustments to the Bitcoin Network regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of the Bitcoin Network may negatively impact the value of bitcoin, which will adversely impact an investment in us.

To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on a Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins greatly increases the supply of bitcoins on the Bitcoin Exchange Markets, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold into the Bitcoin Exchange Market more rapidly, thereby potentially reducing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a negative effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoin could result in a reduction in the price of bitcoin that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Bitcoin Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Bitcoin Blockchain. Any systemic delays in the recording and confirmation of transactions on its blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in its blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked Bitcoin blockchains could adversely impact an investment in us.

Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community including the Core Developers, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in its blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, any intellectual property claims against us or other large Bitcoin Network participants could adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. In the event the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent US Dollar Denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four (4) years, a number of Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Furthermore, the collapse of the largest Bitcoin Exchange in 2014 suggests that the failure of one component of the overall Bitcoin ecosystem can have consequences for both users of a Bitcoin Exchange and the Bitcoin industry as a whole.

A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

Demand for bitcoin is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoin could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Bitcoin Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

As of February 5, 2018, there were over one thousand, five hundred (1,500) alternate digital assets (or altcoins) tracked by CoinMarketCap, having a total market capitalization (including the market capitalization of bitcoin) of approximately $325 billion, using market prices and total available supply of each digital asset. These included altcoins using a “proof of work” mining structure similar to Bitcoin, and those using a “proof of stake” transaction verification system that is different than Bitcoin’s mining system (e.g., Peercoin, Bitshares and NXT). As of February 5, 2018, Bitcoin’s $117 billion market capitalization was over two (2) times the size of the $65 billion market cap of Ether, the second largest proof-of-work digital asset. Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that another digital asset could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Bitcoin contributor community or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If a digital asset obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share as well as other digital assets we may become involved in and have a negative impact on the demand for, and price of, such digital assets and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard their bitcoins. We will rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our bitcoins may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

Security threats to us could result in, a loss of Company’s bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We will primarily rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us. Our bitcoins will also be stored with exchanges such as Coinbase and others prior to selling them.

A multi-signature wallet is a cryptocurrency wallet that requires multiple signatures, or keys to access our cryptocurrency holdings and to send or sell any such cryptocurrency. For example, we will have three private keys that will need to be entered to access our cryptocurrency wallet. All three of our Officers will have a private key that will have to be entered together to gain access. This provides significant security for our cryptocurrency holdings, in that it protects both from unauthorized transactions by employees or officers, as well as making it significantly harder to hack preventing theft of our cryptocurrency. An arrangement with Bitgo would essentially include the use of their software, (the “wallet”) and all of their security features built into their wallets. It would be a pay as you go deal and we would not be bound to only use them and could leave at any time. They would receive a percentage of all the cryptocurrency we receive, around .25% in exchange for their software. In addition, Bitgo would not have access to our wallet allowing us full control over our cryptocurrencies.

We do not currently have any digital assets as we have not commenced our planned principal operations.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data, or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our Common Stock and causing our shares to decrease in value.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to its blockchain, an incorrect transfer of bitcoins or theft of bitcoins generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company bitcoins. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

Our bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we will primarily utilize Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that it will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable.

The bitcoins held by us are not insured. Therefore, a loss may be suffered with respect to our bitcoin which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and consequently, an investment in us.

Bitcoins held by us are not subject to FDIC or SIPC protections.

We do not hold our bitcoins with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our bitcoins are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed.

If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us.

We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices.

Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, which could adversely affect an investment in us.

Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin wallet may be irreversible. Our loss of access to our private keys or a data loss relating to our Company’s bitcoins could adversely affect an investment in our Company.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We will safeguard and protect the private keys relating to our bitcoins by primarily utilizing Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations it may have adverse effects on an investment in us.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, our operating expenses may outweigh our revenues for mining bitcoins, which may adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in its blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoin to another digital asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although the Company’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future. The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future, or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency.

These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction.

Although Bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease the Company’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Company cause it to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN, and maintain certain records.

To the extent that the activities of the Company cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of December 31, 2017, BITFRONTIER CAPITAL HOLDINGS, INC. net tangible book value was ($64,352) or ($0.0000) per share. Net tangible book value is the aggregate amount of BITFRONTIER CAPITAL HOLDINGS, INC.’s tangible assets less its total liabilities. Net tangible book value per share represents BITFRONTIER CAPITAL HOLDINGS, INC. total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding, which is 12,400,263,104 before the offering. After giving effect to the sale of 4,000,000,000 shares at an offering price of $0.005 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $12,500), BITFRONTIER CAPITAL HOLDINGS, INC. s’ net tangible book value as of the closing of this offering would increase from $(0.0000) to $0.0016 per share assuming maximum offering size. This represents an immediate increase in the net tangible book value of approximately $0.0016 per share to current shareholders, and immediate dilution of about $.0038 per share to new investors, as illustrated in the following table:

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions.

	25% of the Offering Subscribed	50% of the Offering Subscribed	75% of the Offering Subscribed	100% of the Offering Subscribed
Assumed public offering price per share	$0.005	$0.005	$0.005	$0.005
Net tangible book value per share at December 31, 2017, as adjusted	$(0.0000)	$(0.0000)	$(0.0000)	$(0.0000)
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.0004	$0.0008	$0.0012	$0.0016
Adjusted net tangible book value per share after this offering	$0.0004	$0.0007	$0.0010	$0.0012
Dilution in net tangible book value per share to new investors	$0.0046	$0.0043	$0.0040	$0.0038

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officers and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the Offering Circular to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 16,400,263,104 outstanding shares of common stock, if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 164,002,631 shares immediately after this offering, assuming maximum offering size; or

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 4,000,000,000 shares of its common stock at a fixed price of $0.005 per share. The price of $0.005 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all 4,000,000,000 shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding, or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, State and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $12,500. Management prepared the milestones based on four levels of offering raise success: 25% of the Maximum Offering proceeds raised ($4,987,500), 50% of the Maximum Offering proceeds raised ($9,987,500), 75% of the Maximum Offering proceeds raised ($14,987,500), and the Maximum Offering proceeds raised of $19,987,500 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios, and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated Use of Proceeds such that if we raise 25% of the offering, the Company can sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to begin development of our cryptocurrency mining facilities. If the Company were to raise 50% of the Maximum Offering, then we would be continuing the build out our first facility and begin the buildout of our second facility. If the Company were to raise 75% of the Maximum Offering, then we would be able to begin the build out of our second cryptocurrency mining facility and our third facility. Raising the Maximum Offering will enable the Company to implement our full business, which includes the completion of four cryptocurrency mining facilities, as well as allows us to begin hosting outside miners owned by other individuals or companies in exchange for the Company earning a management and hosting fee.

BitFrontier Capital Holdings intends to use the proceeds from this offering as follows:

Application of	25% of Maximum		50% of Maximum		75% of Maximum		Maximum
Proceeds	$	% of Total	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	$5,000,000.00	100.00%	$10,000,000.00	100.00%	$15,000,000.00	100.00%	$20,000,000.00	100.00%

Offering Expenses
Legal & Professional Fees	$7,500.00	0.15%	$7,500.00	0.08%	$7,500.00	0.05%	$7,500.00	0.04%
Accounting Fees	$1,500.00	0.03%	$1,500.00	0.02%	$1,500.00	0.01%	$1,500.00	0.01%
Admin Fees	$3,500.00	0.07%	$3,500.00	0.04%	$3,500.00	0.02%	$3,500.00	0.02%
Total Offering Expenses	$12,500.00	0.25%	$12,500.00	0.13%	$12,500.00	0.08%	$12,500.00	0.06%

Net Proceeds from Offering	$4,987,500.00	99.75%	$9,987,500.00	99.88%	$14,987,500.00	99.92%	$19,987,500.00	99.94%

Use of Net Proceeds
Accounting Fees	$25,000.00	0.50%	$25,000.00	0.25%	$50,000.00	0.33%	$50,000.00	0.25%

Legal and Professional Fees	$50,000.00	1.00%	$50,000.00	0.50%	$100,000.00	0.67%	$100,000.00	0.50%
Land for Cryptocurrency facility	$150,000.00	3.01%	$150,000.00	1.50%	$150,000.00	1.00%	$150,000.00	0.75%
Building and construction for cryptocurrency facility	$100,000.00	2.01%	$200,000.00	2.00%	$300,000.00	2.00%	$400,000.00	2.00%
Electrical equipment	$50,000.00	1.00%	$100,000.00	1.00%	$150,000.00	1.00%	$200,000.00	1.00%
Network server racks and shelfs	$83,998.88	1.68%	$167,997.76	1.68%	$251,996.64	1.68%	$335,995.52	1.68%
Network switches	$6,720.00	0.13%	$13,440.00	0.13%	$20,160.00	0.13%	$26,880.00	0.13%
Power distribution units	$60,480.00	1.21%	$120,960.00	1.21%	$181,440.00	1.21%	$241,920.00	1.21%
Mining rigs and power supplies	$3,962,450.00	79.45%	$8,662,100.00	86.73%	$13,284,150.00	88.63%	$17,983,800.00	89.98%
Working Capital	$498,851.12	10.00%	$498,002.24	4.99%	$499,753.36	3.33%	$498,904.48	2.50%
Total Use of Net Proceeds	$4,987,500.00	100.00%	$9,987,500.00	100.00%	$14,987,500.00	100.00%	$19,987,500.00	100.00%

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, we have based our calculation and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one heading to another as the business demands. For example, if we determine Bitcoin mining to be less profitable than Litecoin mining at the time of purchasing mining rigs, the cost per rig might change based off of the algorithm it is running and what coins we can mine with each rig.

Under Net Proceeds, Legal and accounting are Legal and auditor/accounting fees not related to this offering. Assuming we raise at least 75% of the Maximum Offering, we believe there will be additional costs associated with implementing our business plan that will require greater attention from our professional advisors, including the possibility of filing a registration statement on Form 10 or Form S-1 which would greatly increase costs associated with keeping compliant with reporting requirements.

Under Net Proceeds, Land for Cryptocurrency facility is based upon 5 acres of industrial land we are looking to purchase for the buildout of our cryptocurrency mining facilities. If the land sells before we are able to raise the required capital to purchase it, or if zoning or other governmental regulations prohibit a cryptocurrency mining facility on this specific plot of land, we will be required to find a new area for the buildout of the facility which could either increase or decrease the land cost significantly. This plot of land is sufficient for up to 5 cryptocurrency mining facilities, and thus will not change between different levels of money raised and is a fixed cost.

Under Net Proceeds, Building and construction for cryptocurrency facility is based upon estimates we have gathered for the purchase and the associated construction labor costs for the building (warehouse) that will store all of our mining rigs. If the building price, or labor costs before we are able to raise the required capital to purchase and construct it, or if unexpected construction/development expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, if we are able to raise at least 50% of the Maximum Offering, we will start construction on our second cryptocurrency mining facility which will double the costs associated with the building and construction for cryptocurrency facility. If we are able to raise at least 75% of the Maximum Offering, we will start construction on our third cryptocurrency mining facility which will increase the costs associated with the building and construction for the cryptocurrency facilities by another $100,000. If we are able to raise the Maximum Offering, we will start construction on our fourth cryptocurrency mining facility which will increase the costs associated with the building and construction for the cryptocurrency facilities by another $100,000.

Under Net Proceeds, electrical equipment is based upon estimates we have gathered for the purchase and associated electrical equipment costs needed for the cryptocurrency mining facility including transformers and switchgear. If the required equipment, or labor costs before we are able to raise the required capital to purchase and install it, or if unexpected expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, if we are able to raise at least 50% of the Maximum Offering, we will start construction on our second cryptocurrency mining facility which will double the costs associated with the electrical equipment for the cryptocurrency mining facilities. If we are able to raise at least 75% of the Maximum Offering, we will start construction on our third cryptocurrency mining facility which will increase the costs associated with the electrical equipment for the cryptocurrency mining facilities by another $50,000. If we are able to raise the Maximum Offering, we will start construction on our fourth cryptocurrency mining facility which will increase the costs associated with the electrical equipment for the cryptocurrency mining facilities by another $50,000.

Under Net Proceeds, network server racks and shelfs is based upon estimates we have gathered for the purchase of the required network server racks and shelfs for the cryptocurrency mining. Each warehouse will be able to host approximately 2,016 mining rigs. Each server shelf can hold 3 mining rigs, and each network server rack can hold 6 server shelfs for a total of 112 network server racks, and 672 server shelfs needed per facility. Our current estimates we have obtained are $149.99 per network server rack for a total of $16,798.88 and $100 per server shelf for a total of $67,200.00. Total for each facility is $83,990.88. If the required equipment costs before we are able to raise the required capital to purchase and install it, or if unexpected expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, if we are able to raise at least 50% of the Maximum Offering, we will start construction on our second cryptocurrency mining facility which will double the costs associated with the network server racks and shelfs for the cryptocurrency mining facilities. If we are able to raise at least 75% of the Maximum Offering, we will start construction on our third cryptocurrency mining facility which will increase the costs associated with the network server racks and shelfs for the cryptocurrency mining facilities by another $83,998.88. If we are able to raise the Maximum Offering, we will start construction on our fourth cryptocurrency mining facility which will increase the costs associated with the network server rack and shelfs for the cryptocurrency mining facilities by another $83,998.88.

Under Net Proceeds, network switches are based upon estimates we have gathered for the purchase of the required network switches for the cryptocurrency mining facility. Each warehouse will be able to host approximately 2016 mining rigs, divided into 112 network server racks. Each server rack will require 1 network switch at an estimated cost of $60.00 for a total of $6,720 per facility. If the required equipment costs before we are able to raise the required capital to purchase and install it, or if unexpected expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, if we are able to raise at least 50% of the Maximum Offering, we will start construction on our second cryptocurrency mining facility which will double the costs associated with the network switches for the cryptocurrency mining facilities. If we are able to raise at least 75% of the Maximum Offering, we will start construction on our third cryptocurrency mining facility which will increase the costs associated with the network switches for the cryptocurrency mining facilities by another $6,720. If we are able to raise the Maximum Offering, we will start construction on our fourth cryptocurrency mining facility which will increase the costs associated with the network switches for the cryptocurrency mining facilities by another $6,720.

Under Net Proceeds, power distribution units are based upon estimates we have gathered for the purchase of the required power distribution units needed for the cryptocurrency mining facility. Each warehouse will be able to host approximately 2,016 mining rigs, divided into 112 network server racks. Each server rack will require 1 power distribution unit at an estimated cost of $540.00 for a total of $60,480 per facility. If the required equipment costs before we are able to raise the required capital to purchase and install it, or if unexpected expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, if we are able to raise at least 50% of the Maximum Offering, we will start construction on our second cryptocurrency mining facility which will double the costs associated with the power distribution units for the cryptocurrency mining facilities. If we are able to raise at least 75% of the Maximum Offering, we will start construction on our third cryptocurrency mining facility which will increase the costs associated with the power distribution units for the cryptocurrency mining facilities by another $60,480. If we are able to raise the Maximum Offering, we will start construction on our fourth cryptocurrency mining facility which will increase the costs associated with the power distribution units for the cryptocurrency mining facilities by another $60,480.

Under Net Proceeds, mining rigs and power supply is based upon estimates we have gathered for the purchase of the required mining rigs and power supply needed for the cryptocurrency mining facility. Each mining rig is estimated to cost $2,320.00 and each power supply is estimated to cost $105.00 for a total cost of each mining rig and associated power supply of $2,425. Each warehouse will be able to host approximately 2,016 mining rigs. If the required equipment costs before we are able to raise the required capital to purchase and install it, or if unexpected expenses arise, the estimate could either increase or decrease the money allocated to this category significantly. In addition, this is our only variable cost and the number of miners we are able to purchase changes significantly with the different levels of capital raised. The remaining net proceeds after all fixed expenses have been subtracted will be used to purchasing mining rigs and power supplies. At 25% raised, we are able to purchase 1,634 mining rigs and power supplies for a total of $3,962,450.00, at 50% raised, we are able to purchase 3,572 mining rigs and power supplies for a total of $8,662,100.00, at 75% raised, we are able to purchase 5,478 mining rigs and power supplies for a total of $13,284,150.00, at 100% raised, we are able to purchase 7,416 mining rigs and power supplies for a total of $17,983,800.00.

Fees increase with the offering size as it is anticipated that a greater size of raise will increase the corporation’s activities which will result in a greater number of transactions thus resulting in the need for additional disclosure and accounting.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINACIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

BitFrontier Capital Holdings’ business plan is to concentrate on cryptocurrency related investments and development opportunities through cryptocurrency mining, investments in private and/or public entities, joint ventures and acquisitions of blockchain related companies. BitFrontier Capital Holdings, Inc. has two wholly owned operating subsidiaries, BitFrontier Capital Investments, Inc. and BitFrontier Technologies, Inc. We have not commenced our plan principal operations.

Recent Developments

On January 14, 2018, the Company filed an Amended and Restated Articles of Incorporation, an Amended Certificate of Designation for Series A Preferred Stock, an Amended Certificate of Designation for Series B Preferred Stock., an Amended Certificate of Designation for Series C Convertible Preferred Stock., and an Amended Certificate of Designation for Series D Super Voting Preferred Stock.

On January 13, 2018, the Company entered into an agreement and plan of merger with BitFrontier Technologies, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Technologies, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Technologies, Inc. By this means, BitFrontier Technologies, Inc. became a wholly owned subsidiary of the Company.

On January 10, 2018, the Company entered into an Employment Agreement with Andrew E. Karras for the previously appointed positions of Chief Operating Officer and Chief Development Officer with an initial term of 2 years, and an Employment Agreement with George N. Storm for the previously appointed positions of Chief Technology Officer and Vice President with an initial term of 2 years.

On January 2, 2018, Purio, Inc. filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to affect a name change to BitFrontier Capital Holdings, Inc. and to change its ticker symbol from PURO to BITF, with a requested effective date of January 12, 2018. The Company received notification from FINRA on February 2, 2018 that the name and ticker change was set effective in the marketplace on February 5, 2018. The name of the Company changed to BitFrontier Capital Holdings, Inc. and the ticker changed to BFCH.

On January 1, 2018, the Company entered into an Employment Agreement with Spencer B. Payne for the previously appointed positions of President, CEO, CFO and Secretary with an initial term of 2 years.

On January 1, 2018, the Company entered into a consulting agreement with Spencer Payne, the President, CEO, CFO, Secretary and Chairman of the Board of the Company. Pursuant to the consulting agreement, the consultant shall provide services related to document preparation of FINRA corporate actions related to the name change and ticker change, as well as agreements and documents for the mergers with BitFrontier Capital Investments and BitFrontier Technologies.

On December 20, 2017, the Company changed its name to “BitFrontier Capital Holdings, Inc.” to better reflect the business operations and the new direction of the Company and its recent acquisitions.

On December 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Capital Investments, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Capital Investments, Inc. By this means, BitFrontier Capital Investments, Inc. became a wholly owned subsidiary of the Company.

Discussion for the Period January 1, 2017 through December 31, 2017and the year ended December 31, 2016.

Results of Operations:

For the Period ended

	December 31, 2017	December 31, 2016
Gross revenue	$-	$-
Operating expenses	(69,603)	-
Loss from Operations	-	-
Other Expense	-	-
Net Loss	(69,603)	-
Net loss per share - basic and diluted	$(0.00)	$(0.00)

Revenue

During the period ended December 31, 2017, we have not generated any revenue from our operations as we have not commenced planned operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us and risks associated with the implementation of our business strategies.

Operating Expenses

During the period ended December 31, 2017, our cost of revenue was $0 as we have not commenced planned principal business operations.

We anticipate that our cost of revenues will increase in 2018 and for the foreseeable future as we continue the development of the Company’s cryptocurrency mining facility. We believe the vast majority of BitFrontier Capital Holdings, Inc.’s revenues and shareholder value will come through the Company’s cryptocurrency mining operations and the Company’s direct investments in private/public entities.

We incurred $4,250 in professional expenses for the period ended December 31, 2017. The Company anticipates that this expense will increase during fiscal year 2018 and going forward.

We incurred $47,178 in Payroll and related expenses for the period ended December 31, 2017. The Company anticipates that it will need to expand its technology team for the cryptocurrency mining operations by the end of 2018. Management believes that this will allow it to expand its cryptocurrency mining operations, which we expect will result in additional revenue.

General and Administrative expenses was $18,175 for the period ended December 31, 2017. We anticipate that our general and administrative expenses will increase in 2018 and for the foreseeable future as we continue the development of the Company’s cryptocurrency mining operations.

Loss from Operations

Loss from Operations for the period ended December 31, 2017.

Other Expenses

Interest

Interest expense totaled $354.23 during the year ended December 31, 2017, an increase from $0 in the year ended December 31, 2016, due to an increased interest owed on our loans payable, convertible notes and advances from related parties.

Derivative Expense and Change in fair value of Derivative

We recorded derivative expense of $0 in December 2017 and the year ended December 31, 2016.

Net loss

As a result of the foregoing, during the year ended December 31, 2017, we recorded a net loss of $69,603 compared to a net loss of $0 for the year ended December 31, 2016.

Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the year ended December 31, 2017, the Company incurred a net loss of $69,603, net used cash in operations of $61,749, and at December 31, 2017, the Company had a working capital deficit of $59,352. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

At December 31, 2017, the Company had cash on hand of $1,115.02. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Operating Activities

During the year ended December 31, 2017, we used $61,749 of cash in operating activities. Non-cash adjustments included $7,854 related to net changes in operating assets and liabilities, primarily attributable to an increase in in total accounts payable and accrued liabilities of $7,854.

During the year ended December 31, 2016, we used $0 of cash in operating activities.

Investing Activities

During the year ended December 31, 2017 and December 31, 2016, we had no investing activities.

Financing Activities

During the year ended December 31, 2017, financing activities provided $62,864. We received proceeds from notes and stockholder advances of $52,613 and proceeds from the issuance of stock of $10,251. Financing activities provided $0 to us during the year ended December 31, 2016.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2017 and 2016 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows. See the Notes to the Financial Statements for more information.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

In addition to our previous explanation, digital assets have the following requirements when it comes to fitting them into the US GAAP standards:

•Cash, cash equivalents, and foreign currency: Because cryptocurrencies are generally not accepted as legal tender, and are not backed by a government, they do not qualify as cash. Cryptocurrencies are also not cash equivalents because they are not investments that are either (1) readily convertible to cash or (2) so near their maturity that they have insignificant risk. Similarly, cryptocurrencies do not meet the definition of foreign currency as they are not cash.

•Financial Instrument: Because cryptocurrencies do not represent the contractual right to receive or exchange cash or a financial instrument, they are not financial instruments.

•Commodity: “Commodity,” while used throughout the accounting standards, is neither a defined term, nor does it have special accounting treatment. Rather, commodities are generally accounted for as inventory.

•Inventory: Cryptocurrencies are often purchased or mined with the intent to sell them. Thus, cryptocurrencies may meet some of the characteristics of inventory. However, as cryptocurrencies are not tangible assets, they may not meet the definition of inventory.

•Intangible asset: This is the widest of the definitions. Intangible assets are those that lack physical substance. Cryptocurrencies inherently lack physical substance and, therefore, fall within this definition. Further, as cryptocurrencies have no prescribed life, they would be classified as indefinite-lived.

Cryptocurrencies meet the definition of an intangible asset. This model results in holdings of cryptocurrencies being recorded at the cost of acquisition, subject to impairment.

When cryptocurrency is purchased, the intangible asset would be measured at the price paid or consideration given to obtain the cryptocurrency. Unlike a direct purchase, miners are awarded units, but they incur costs of computing equipment, electricity, and other expenses. At issue for the miners is whether the associated costs should be capitalized as an intangible asset or expensed.

Taking into account the above US GAAP Guidelines that relate to cryptocurrency, as well as our previous discussion on how we intend to account for our digital assets and relevant IRS Publications:

The IRS declared in its crypto notice that mining income is taxable gross receipts for purposes of U.S. income tax. The fair market value of virtual currency is includible in gross income when it is successfully mined (Notice 2014-21, Q&A 8). Fair market value must be calculated in a consistent and reasonable manner (Q&A 5). An example could be the exchange which a miner transacts with if it is liquid.

Once we commence our operations, we will be paid cryptocurrency once a day from the blockchain. After taking the fair market value of that cryptocurrency payment, it will be recorded as gross income. Once we transfer that cryptocurrency payment to an exchange like Coinbase to “Convert” it to fiat currency, i.e. US dollars, then the ordinary income rate applies to any gain or loss from the conversion if it is different than the fair market value recorded on the date we received the payment.

Under Code Section 162, ordinary and necessary expenses paid or incurred during the taxable year in carrying on any trade or business are deductible.

The examples of expenses miners incur are:

•Cost of hardware to mine (ASIC miner, GPU rigs, cost of computer)

•Electricity cost

•Miner pool fees and exchange fees

Thus, our mining expenses, which will include the above, but not solely limited to, will be written off against our gross income and (capital gains, or loss if held our cryptocurrency and not converted in the day we received it against the fair market value we recorded as gross income.)

It should also be noted that the cost of mining equipment may be subject to depreciation provisions, although equipment is relatively cheap relative to the Section 179 and bonus depreciation (168(K)) provisions, meaning a significant amount can be written off in the first year.

As discussed in the Offering Circular, we plan to rely on BitGo Inc.’s wallet which includes a full audit trail for accounting purposes. For example, on Tuesday December 26th, 2018 we are paid .85 Bitcoin with a fair market value of $10,000.00 per 1 Bitcoin or $8,500.00 of Gross Income for the day. In complying with the IRS 2014-21, Fair market value must be calculated in a consistent and reasonable manner (Q&A 5). For us, that means taking the fair market value of the low of Bitcoin for that day, will be included in our gross income. When we transfer this Bitcoin to an online exchange such as GDAX, we sell this bitcoin for $9,000.00. For the time that we held it, in accordance with the US GAAP standards as discussed above, this will be considered an Intangible Asset. The difference of $500.00 will be taxed as a capital gain and recorded as such. Additionally, the expenses as discussed above, will be deducted from our gross income. Depreciation as discussed above, will also be deducted from our income. Utilizing Bitgo’s audit trail, we will be able to automatically reconcile the fair market value we recorded as our income, against the price we actually sold (“Converted”) the Bitcoin to obtain our capital gain or loss each day.

See below for an example income statement which follows the same accounting standards we plan to follow:

*Please note this is an example used from: https://steemit.com/money/@cryptotax/bitcoin-earned-from-mining-is-taxable-income-how-to-calculate

However, it follows the same guidelines and standards that we plan on following. THESE ARE NOT OUR FINANCIALS AND ARE PROVIDED AS AN EXAMPLE ONLY.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Options and Warrants

The Company has no issued or outstanding options or warrants.

BUSINESS

BitFrontier Capital Holdings, Inc.

BitFrontier Capital Holdings, Inc. can be found at https://bitfrontiercapitalholdings.com

Cryptocurrency Mining

Through the Company’s wholly owned subsidiary, BitFrontier Technologies, Inc., the Company plans to build a warehouse specifically designed for hosting cryptocurrency mining equipment. Cryptocurrency mining (e.g. bitcoin mining) entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm digital asset transactions. A party which is successful in adding a block to the blockchain is awarded a fixed number of digital assets in return. We have not commenced our planned principal operations.

Once we commence operations, our business will consist of purchasing and maintaining ASIC computers, specifically designed for cryptocurrency mining. In return for contributing to the total network hash rate, through the ASIC computers we maintain, the blockchain pays market participants a set amount of cryptocurrency that all miners are working to earn. After reviewing the SEC’s statements on cryptocurrencies, and applicable litigation released by the Staff, we are of the opinion that the cryptocurrencies we are paid out in exchange for our contribution to the blockchain through our mining equipment will not constitute being a security and will not have to be registered as such. We are not directly paying for the cryptocurrency, it will simply be revenue from our operations once we commence them and we do not plan on holding any as “Investments” nor do we plan to endorse, sponsor, or in any way be affiliated with an Initial Coin Offering (“ICO”). Furthermore, we do not plan on raising any money from investors through cryp6tocurrency in anyway, and all of our cryptocurrency will come from our mining operations. We plan to use the proceeds from this Offering to commence our operations in the Bitcoin and Cryptocurrency industry, however there can be no assurance we will be successful in doing so which may have an adverse impact on your investment with us.

We have not commenced planned operations, and as such have generated no revenue from operations. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

Executing on the Company’s cryptocurrency mining business plan is our current priority and we intend to use the majority of the funds raised from this offering to execute this business plan. We have no intentions in participating, promoting, or conducting an Initial Coin Offering, or “Issuing a cryptocurrency”. We also do not plan on trading in digital assets. We plan to solely acquire our digital assets through cryptocurrency mining as discussed here, and elsewhere in the Offering Circular. Furthermore, we do not plan on raising any money from investors through cryptocurrency in anyway, and all of our cryptocurrency will come from our mining operations.

We have designed a 7,500 square foot warehouse with 1,250 square feet in the back to store electrical equipment and transformers to operate the mining equipment. The middle 5,000 square feet will consist of a hot aisle venting exhaust through the roof and a cold aisle which will pull in fresh air from the outside eliminating the need for costly AC equipment lowering the overall electrical cost to host and operate the mining equipment. The equipment will be stored in 112 network server racks, with 18 miners in each rack for a total of 2,016 miners per facility. The remaining 1,250 square feet up front will be for maintenance of the mining equipment which we plan to do on site, keeping the miners online and producing revenue with as little downtime as possible.

To the extent we mine digital assets that may be deemed to be securities, we will have to comply with the registration requirements of the Federal Securities laws.

The pictures below are a 3D CAD drawing of our proposed cryptocurrency warehouse. It is for illustration purposes only and is not drawn to scale.

The current plot of industrial land we are looking to purchase will be able to accommodate five of these facilities. If we are able to raise the maximum amount of the Regulation A offering, we will be able to complete four out of the five facilities, with the remaining facility being built soon after with the revenue of the 1st four facilities.

As each facility will be able to accommodate 2,016 miners, our total hash rate per facility will be 28,224 TH/s (Tera Hashes) or 14 TH/s per miner with approximate power usage of 3 MW (Megawatts). With all five facilities built, will be able to host 10,080 miners for a total hash rate of 141,120 TH/s consuming approximately 15 MW of electricity.

With all five facilities at full capacity, the Company will be able to mine close to 5,000 Bitcoin annually. The number of bitcoins we are able to mine, and the profitability will depend upon a number of factors including the price of Bitcoin, electricity costs, the total network hash rate and the block reward. The Company is currently working on implementing a cryptocurrency mining profitability calculator on its website where shareholders will be able to calculate the profitability in real time.

Throughout this Offering Circular, we refer to the Company making direct investments with other entities/companies. When referring to direct investments in this Offering Circular, we are referring to protentional investments we will make with other Companies that will give us a competitive advantage over other cryptocurrency mining companies, such as a company with technology that would allow us to switch from air cooled miners to liquid cooled miner which would allow us to mine cryptocurrency much cheaper, saving on cooling costs as well as allow us to have a lot more miners in a smaller area providing a denser buildout of miners in each of our facilities. We do not plan to directly invest in cryptocurrencies/digital assets and will be investing into the technology/equipment to allow us to mine these cryptocurrencies more efficiently.

The strategy, or competitive advantage over other cryptocurrency miners comes into play in determining which cryptocurrency to mine, and what technology/software you can either develop or acquire to either allow you to mine more efficiently, cheaper, quicker, or compact more equipment in the same amount of space saving on buildout costs. We have not commenced our planned principal operations.

There are several factors that we plan to take into account when determining which cryptocurrencies to mine. The actual process for calculating the profitability of a particular cryptocurrency involves taking into account the following:

•Total Network hash rate

•Cryptocurrency-USD exchange rate

•Block Reward

•Average Block Time

•Electricity Cost

Each of these metrics are used directly when calculating the profitability of a particular cryptocurrency and there are several third-party calculators we plan to use to assist in this calculation which can be found at the following links:

https://www.cryptocompare.com/mining/calculator/btc?HashingPower=141120&HashingUnit=TH%2Fs&PowerConsumption=13759200&CostPerkWh=.0653&MiningPoolFee=0

The calculator linked below, takes into account the above required numbers to calculate the profitability of Bitcoin, and then takes the same stats for each listed cryptocurrency and compares them with Bitcoin to show if the listed cryptocurrency is more profitable than that of Bitcoin.

https://www.coinwarz.com/miningprofitability/sha-256/?hr=1400000000.00&p=1350.00&pc=0.0680&e=CEX.io

Although we believe these third-party calculators to provide the correct calculations, management can not make any guarantees to the actual calculations these calculators provide, and any errors in these calculations may negatively impact an investment with us.

The miners we plan to buy, the Antminer S9 from Bitmain runs the SHA-256 hasing algorithm script. The following cryptocurrencies use the SHA-256 script, and will be able to be mined with the miners we plan to purchase:

1. Bitcoin (BTC)

2. Bitcoincash (BCH)

3. Peercoin (PPC)

4. Joulecoin (XJO)

5. eMARK (DEM)

6. Ethereum (ETH)

7. Ethereum Classic (ETC)

8. Monero (XMR)

9. Zcash (ZEC)

10. Zencash (ZEN)

11. Mazacoin (MZC)

12. Gulden (NLG)

13. Verge (XVG)

14. Aricoin (ARI)

15. Florincoin (FLO)

16. DNotes (NOTES)

17. Belacoin (BELA)

18. Quark (QRK)

19. Sexcoin (SXC)

20. Nyancoin (NYAN)

21. Litecoin (LTC)

22. Megacoin (MEC)

23. GameCredits (GAME)

24. Bitbar (BTB)

25. Novacoin (NVC)

26. Grostlcoin (GRS)

27. DigiByte (DGB)

28. Scorecoin (SCORE)

29. Vertcoin (VTC)

30. Blackcoin (BLC)

31. Worldcoin (WDC)

32. Quatloo (QTL)

33. MonetaryUnit (MUE)

34. Feathercoin (FTC)

35. Cannabiscoin (CANN)

36. Dash (DASH) (Dash and Dashcoin are two different currencies)

37. Startcoin (START)

38. Phoenixcoin (PXC)

39. Orvitcoin (ORB)

40. Einsteinium (EMC2)

41. Unbreakable (UNB)

42. Auroracoin (AUR)

43. Emerald (EMD)

44. Spots (SPT)

45. Acoin (ACOIN)

46. Bata (BTA)

47. Catcoin (Cat)

48. Bottlecaps (Cap)

49. Dogecoin (DOGE)

50. Viacoin (Via)

51. Curecoin (CURE)

52. Terracoin (TRC)

53. Tigercoin (TGC)

54. TEKcoin (TEK)

55. Crown (CRW)

56. Unobtanium (UNO)

57. Namecoin (NMC)

58. Zclassic (ZCL)

As new cryptocurrencies are being introduced, as well as cryptocurrencies that are no longer around are changing frequently, this list will change from time to time. We believe this to be a complete list of all the cryptocurrency that runs on the SHA-256 script, however there may be others that we are unaware of. We will stay up to date with all the coins that run this script and use the metrics as discussed above, and the calculators mentioned above to determine which cryptocurrencies will provide the greatest profit margins for us and will mine accordingly. Additionally, there are several other cryptocurrency miners on the market running various other scripts, including but not limited to, “Etash”, “Scrypt”, “X11”, “Cryptonight”, and “X15”. There are also many other hashing algorithms for various other coins, however since they only pertain to one or very few cryptocurrencies, we have no intentions of purchasing miners with those scripts as they strictly limit what cryptocurrencies we are able to mine.

Once we have identified which cryptocurrency(s) we plan to mine, and once we begin mining those cryptocurrencies, we will be getting paid out from the Blockchain once a day from our mining operations to our multi-signature wallet. From there, we will transfer the cryptocurrency to Coinbase or another exchange to “Convert” it to USD. There is no correct way, or a strategy to monetize these assets. The strategy, or competitive advantage over other cryptocurrency miners comes into play in determining which cryptocurrency to mine, and what technology/software you can either develop or acquire to either allow you to mine more efficiently, cheaper, quicker, or compact more equipment in the same amount of space saving on buildout costs.

A multi-signature wallet is a cryptocurrency wallet that requires multiple signatures, or keys to access our cryptocurrency holdings and to send or sell any such cryptocurrency. For example, we will have three private keys that will need to be entered to access our cryptocurrency wallet. All three of our Officers will have a private key that will have to be entered together to gain access. This provides significant security for our cryptocurrency holdings, in that it protects both from unauthorized transactions by employees or officers, as well as making it significantly harder to hack preventing theft of our cryptocurrency. An arrangement with Bitgo would essentially include the use of their software, (the “wallet”) and all of their security features built into their wallets. It would be a pay as you go deal and we would not be bound to only use them and could leave at any time. They would receive a percentage of all the cryptocurrency we receive, around .25% in exchange for their software. In addition, Bitgo would not have access to our wallet allowing us full control over our cryptocurrencies.

We do not currently have any digital assets as we have not commenced our planned principal operations.

As discussed throughout the Offering Circular, our business model consists of deploying and maintain specialized computer equipment to mine and verify transactions on the blockchain network, and as such we are paid out daily in the form of digital assets. None of the digital assets listed on page 43 or 44 are our own cryptocurrencies and are coins that we may mine in the future with our mining equipment. As such, these coins are obtained by us for verifying the transactions on the blockchain and is our primary source of revenue. These coins have already been introduced to the markets and we are merely (“Converting”) these coins once we receive them from our operations to that of fiat currency, or USD. We are not actually selling any currency to the general public or conducting or participating in any form of ICO’s. Since we are merely converting these coins to fiat currency in the form of USD we do not believe we will in anyway be subject under the Securities Act of 1933 for our operations.

Organization

The Company is currently headquartered in Fredericksburg, Virginia at the offices of BitFrontier Capital Holdings, Inc. 1320 Central Park Blvd. Suite 200, Fredericksburg, VA 22401, and our telephone number is (540) 736-3069.

The Company's shares of common stock are publicly traded on the OTC Pinksheets under the symbol "BFCH" and the approximate number of stockholders of record of the Common Stock of the Company was 48 on February 6, 2018.

BitFrontier Capital Holdings (Formerly Purio, Inc.) is a blockchain-oriented company focused on the cryptocurrency markets. We plan on expanding operations in the Bitcoin mining industry and see great potential in this rapidly expanding sector. Bitcoin mining is the process by which transactions are verified and added to the public ledger, known as the blockchain, and also the means through which new Bitcoins are released. BitFrontier Capital Holdings has two wholly owned operating subsidiaries, BitFrontier Capital Investments, Inc. and BitFrontier Technologies, Inc.

Effective December 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Capital Investments, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Capital Investments, Inc. By this means, BitFrontier Capital Investments, Inc. became a wholly owned subsidiary of the Company.

On December 20, 2017, the Company changed its name to “BitFrontier Capital Holdings, Inc.” to better reflect the business operations and the new direction of the Company and its recent acquisitions.

On January 2, 2018, Purio, Inc. filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to affect a name change to BitFrontier Capital Holdings, Inc. and to change its ticker symbol from PURO to BITF, with a requested effective date of January 12, 2018. The Company received notification from FINRA on February 2, 2018 that the name and ticker change was set effective in the marketplace on February 5, 2018. The name of the Company changed to BitFrontier Capital Holdings, Inc. and the ticker changed to BFCH.

Effective January 13, 2018, the Company entered into an agreement and plan of merger with BitFrontier Technologies, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Technologies, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Technologies, Inc. By this means, BitFrontier Technologies, Inc. became a wholly owned subsidiary of the Company.

Corporate History

In August 2010, the Company was redomiciled in the State of Wyoming.

The Company remained a reporting Company until, on August 16, 2010 the Company filed a Form 15-12G, voluntarily terminating registration of the Company’s equity with the Commission. In 2010, the Company applied to file with OTC Markets, Inc. on their Pink Sheets exchange under Alternative Reporting approved by the Commission, providing unaudited financial statements.

On December 5, 2007, the Company changed its name to “Purio Inc.” and entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“PEWS”), a private Nevada corporation, and the shareholders of PEWS. Pursuant to the share exchange agreement, the Company issued 27,734,603 shares of its common stock in return for all outstanding shares of PEWS. By this means, PEWS became a 100% owned subsidiary of the Company. As such, our financial statements reflect operating results from the inception of the subsidiary which was November 16, 1999. PEWS owned proprietary water clarification technology suitable to a broad number of applications including the clarification of surface water, industrial process water and sewage. The Company was marketing this technology initially for industrial and commercial applications to reclaim water and reduce the need for fresh water in such applications.

Purio, Inc. (Formerly AOM Minerals, Ltd.) was incorporated in the State of Nevada on June 3, 2005. We were an exploration stage company. We were originally engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We had owned at one time a 100% beneficial interest in two mineral claims known as the Maybe property. Our plan of operation was to conduct exploration work on the Maybe property in order to ascertain whether it possesses economic quantities of silver, gold and copper. These claims were abandoned in 2007.

BitFrontier Capital Investments, Inc.

BitFrontier Capital Holdings, Inc. operates BitFrontier Capital Investments, Inc., a wholly owned subsidiary of the Company. BitFrontier Capital Investments, Inc. was formed in the state of Wyoming on November 10, 2017, as a for-profit corporation whose business plan is to concentrate on cryptocurrency related investments and development opportunities in the Blockchain industry through investments in private and/or public entities, joint ventures, licensing agreements or acquisitions.

On November 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., where BitFrontier Capital Holdings, Inc. created a wholly owned subsidiary, BitFrontier Acquisition Inc. solely to consummate this merger. The Plan of Merger is as follows: BitFrontier Acquisition, Inc., a Wyoming Corporation (“BitFrontier Acquisition”), will merge with and into BitFrontier Capital Investments, Inc., a Wyoming Corporation (“BitFrontier Capital Investments”), with BitFrontier Capital Investments being the Surviving Corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated December 13, 2017 (the “Merger Agreement”), between BitFrontier Acquisition and BitFrontier Capital Investments (the “Merger”). The Articles of Incorporation of BitFrontier Capital Investments will be the Articles of Incorporation for the Surviving Corporation. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Capital Investments, Inc. By this means, BitFrontier Capital Investments, Inc. became a wholly owned subsidiary of the Company.

BitFrontier Technologies, Inc.

BitFrontier Capital Holdings, Inc. operates BitFrontier Technologies, Inc., a wholly owned subsidiary of the Company. BitFrontier Technologies, Inc. was formed in the state of Wyoming on November 11, 2017, as a for-profit corporation whose business plan is to focus on cryptocurrency mining with specialized computer hardware. BitFrontier Technologies, Inc. will operate the Company’s cryptocurrency mining facilities discussed elsewhere in this Offering Circular and is part of the Company’s primary business plan. The Company intends on aggressively expanding its bitcoin mining capabilities over the next two quarters.

On January 3, 2018, the Company entered into an agreement and plan of merger with BitFrontier Technologies, Inc., where BitFrontier Capital Holdings, Inc. created a wholly owned subsidiary, BitFrontier Merger Inc. solely to consummate this merger. The Plan of Merger is as follows: BitFrontier Merger, Inc., a Wyoming Corporation (“BitFrontier Merger”), will merge with and into BitFrontier Technologies, Inc., a Wyoming Corporation

(“BitFrontier Technologies”), with BitFrontier Technologies being the Surviving Corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated January 3, 2018 (the “Merger Agreement”), between BitFrontier Merger and BitFrontier Technologies (the “Merger”). The Articles of Incorporation of BitFrontier Technologies will be the Articles of Incorporation for the Surviving Corporation. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Technologies, Inc. By this means, BitFrontier Technologies, Inc. became a wholly owned subsidiary of the Company.

Industry and Market Overview (Bitcoin and Blockchain Technologies)

Introduction to Bitcoins and the Bitcoin Network

A bitcoin is one type of a digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security that is known as the “Bitcoin Network.” The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “Blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each bitcoin with the digital wallet that owns them. The Bitcoin Network and Bitcoin software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all bitcoin users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoins. Rather, bitcoins are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoins is determined by the supply of and demand for bitcoins in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As bitcoin transactions can be broadcast to the Bitcoin Network by any user’s bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoins, a person generally must have Internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur very rapidly (within several seconds) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending a single bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

Brief Description of Bitcoin Transfers

Prior to engaging in bitcoin transactions, a user generally must first install on its computer or mobile device a bitcoin software program that will allow the user to generate a digital “wallet” (analogous to a bitcoin account). Alternatively, a user may retain a third party to create a digital wallet to be used for the same purpose. Each such wallet includes one or more unique digital addresses and verification system consisting of a “public key” and a “private key,” which are mathematically related.

In a bitcoin transaction, the bitcoin recipient must provide its digital address, which serves as a routing number to the recipient’s digital wallet on the Blockchain, to the party initiating the transfer. The recipient, however, does not make public or provide to the sender its related private key. The payor, or “spending” party, does reveal its public key in signing and verifying its spending transaction to the Blockchain.

Neither the recipient nor the sender reveals their digital wallet’s private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that digital wallet to other users. In the data packets propagated from a user’s bitcoin software program onto the Bitcoin Network to allow transaction confirmation, the sending party must “sign” its transaction with a data code derived from entering the private key into a “hashing algorithm.” The hashing algorithm converts the private key into a digital signature, which signature serves as validation that the transaction has been authorized by the holder of the digital wallet’s private key.

Transaction Verification (Bitcoin Mining) & Creation of New Bitcoins

Transaction Verification Process (Mining Process)

The process by which bitcoins are “mined” results in new blocks being added to the Blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. Miners that are successful in adding a block to the Blockchain are automatically awarded a fixed number of bitcoins for their effort; we also refer to this process of receiving the aforementioned award as transaction verification services. This reward system is the method by which new bitcoins enter into circulation to the public and is accomplished in the added block through the notation of the new bitcoin creation and their allocation to the successful miner’s digital wallet. To begin mining, a user can download and run Bitcoin Network mining software, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks.

All bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of bitcoins to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., a reference to the immediately preceding block in the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of predetermined length (“hash value”) using the SHA-256 cryptographic hash algorithm. To “solve” or “calculate” a block, a miner must repeat this computation with a different nonce until the miner generates a SHA-256 hash of a block’s header that has a value less than or equal to the current target set by the Bitcoin Network. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The cryptographic hash function that a miner uses is one-way only and is, in effect, irreversible: hash values are easy to generate from input data (i.e., valid recent network transactions, Blockchain and nonce), but neither a miner nor participant is able to determine the original input data solely from the hash value. As a result, generating a new valid block with a header less than the target prescribed by the Bitcoin Network is initially difficult for a miner, yet other nodes can easily confirm a proposed block by running the hash function just once with the proposed nonce and other input data. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work, and the miner that solved such block receives the reward of a fixed number of bitcoins (plus any transaction fees paid by transferors whose transactions are recorded in the block). Therefore, “hashing” is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners because they can generate more hashes or “entries” into that lottery.

As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network automatically adjusts the complexity of the block-solving equation in an effort to set distribution such that newly-created blocks will be added to the Blockchain, on average, approximately every ten minutes. Processing power is added to the Bitcoin Network at irregular rates that have grown rapidly from early 2013 through 2017.

Incentives for Transaction Verification (Mining)

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first mining devices were standard home computers; however, mining computers are currently designed solely for mining purposes. Such devices included ASIC machines built by specialized companies like BitFury, Bitmain Technologies, 21 Inc., Avalon, and BW. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoins will eventually cease. Once such reward ceases, it is expected that miners will demand compensation in the form of transaction fees to ensure that there is adequate incentive for them to continue mining. The amount of transaction fees will be based upon the structural requirements necessary to provide sufficient revenue to incentivize miners, as counterbalanced by the need to retain sufficient bitcoin users (and transactions) to make mining profitable.

Though not free from doubt, bitcoin industry participants have expressed a belief that transaction fees would be enforced through (i) mining operators collectively refusing to record transactions that do not include a payment of a transaction fee or (ii) the updating of bitcoin software to require a minimum transaction fee payment. Under a regime whereby larger miner(s) require fees to record transactions, a transaction where the spending party did not include a payment of transaction fees would not be recorded on the Blockchain until a miner who does not require transaction fees solves for a new block (thereby recording all outstanding transaction records for which it has received data). If popular bitcoin software for digital wallets were to require a minimum transaction fee, users of such programs would be required to include such fees; however, because of the open-source nature of the Bitcoin Network, there may be no way to require that all digital wallets include minimum transaction fees for spending transactions. Alternatively, a future Bitcoin Network software update could simply build a small transaction fee payment into all spending transactions (e.g., by deducting a fractional number of bitcoins from all transactions on the Bitcoin Network as transaction fees).

The Bitcoin Network protocol already includes transaction fee rules and the mechanics for awarding transaction fees to the miners that solve for blocks in which the fees are recorded; however, users currently may opt not to pay transaction fees (depending on the bitcoin software they use) and miners may choose not to enforce the transaction fee rules since, at present, the bitcoin rewards are far more substantial than transaction fees. On February 5, 2018, transaction fees accounted for approximately 2 percent of miners’ total revenue, though the percentage of revenue represented by transaction fees is not static and fluctuates based on the number of transactions for which sending users include transaction fees, the levels of those transaction fees and the number of transactions a miner includes in its solved blocks. Typically, transactions do not have difficulty being recorded if transaction fees are not included.

Mining Pools

The Bitcoin Network’s mining protocol was created in a manner to make it more difficult to solve for new blocks as the processing power dedicated to mining increases (in order to maintain the 10 minutes per block solution time average). Therefore, the difficulty of finding a valid hash value has grown exponentially since the first blocks were mined. Currently, the likelihood that an individual acting alone will be able to mine bitcoins is extremely low. As a result, mining “pools” have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts. The Company monitors the Blockchain network and, based on the information we collected from our network access, as of February 5, 2018, the largest three mining pools were, AntPool, BTC.com, and ViaBTC, which, when aggregated, represented approximately 50 percent of the processing power on the Bitcoin Network (as calculated by determining the percentage of blocks mined by each such pool over the prior month).

Mathematically Controlled Supply

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 12.5 bitcoins per block and the reward will decrease by half to become 6.25 bitcoins around June 2020 (based on estimates of the rate of block solution calculated by BitcoinClock.com). This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. The Company monitors the Blockchain network and, as of February 5, 2018, based on the information we collected from our network access 16.85 million bitcoins have been mined.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) and there is no official developer or group of developers that controls the Bitcoin Network. The Bitcoin Network’s development is overseen by a core group of developers, which varies from time to time (“Core Developers”). The Core Developers are able to access and can propose alterations to the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code. Other programmers have access to and can propose changes to the bitcoin source code on GitHub, but the Core Developers have an elevated level of influence over the process. As a result, the Core Developers are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. Users and miners must accept any changes made to the Bitcoin Network (including those proposed by the Core Developers) by downloading the proposed modification of the source code.

A modification of the source code is only effective with respect to the bitcoin users and miners that download it. Consequently, as a practical matter, a modification to the source code (e.g., a proposal to increase the 21 million total limit on bitcoins or to reduce the average confirmation time target from 10 minutes per block) only becomes part of the Bitcoin Network if accepted by participants collectively having a substantial majority of the processing power on the Bitcoin Network. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code; such a division is known as a “fork” in the Bitcoin Network. It should be noted that, although their power to amend the source code is effectively subject to the approval of users and miners, the Core Developers have substantial influence over the development of the Bitcoin Network and the direction of the bitcoin community.

Other Blockchain Technologies

Core Development of the bitcoin source code has increasingly focused on modifications of the bitcoin protocol to allow non-financial and next generation uses (sometimes referred to as Bitcoin 2.0 projects). These uses include smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. For example, the white paper for Blockstream, a program of which Core Developers Jeff Garzik and Gregory Maxwell are a part, calls for the use of “pegged sidechains” to develop programming environments that are built within block chain ledgers that can interact with and rely on the security of the Bitcoin Network and Blockchain, while remaining independent thereof. We are actively evaluating other Blockchain technologies that relate to Bitcoin 2.0 projects. At this time, Bitcoin 2.0 projects remain in early stages and have not been materially integrated into the Blockchain or Bitcoin Network.

Bitcoin Value

Bitcoins are an example of a digital asset that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of bitcoins is determined by the value that various market participants place on bitcoins through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of the Bitcoin Network and the protocols thereunder, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoins are publicly bought, sold and traded (i.e., the Bitcoin Exchange Market).

On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies such as the US Dollar, the Euro or the Chinese Yuan. Bitcoin Exchanges typically report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoins. Although each Bitcoin Exchange has its own market price, it is expected that most Bitcoin Exchanges’ market prices should be relatively consistent with the Bitcoin Exchange Market average since market participants can choose the Bitcoin Exchange on which to buy or sell bitcoins (i.e., exchange shopping). Arbitrage between the prices on various Bitcoin Exchanges is possible, but the imposition of fees and fiat currency deposit/withdrawal policies appears to have, at times, prevented an active arbitrage mechanism among users on some Bitcoin Exchanges. For example, delayed fiat currency withdrawals imposed by Mt. Gox resulted in Mt. Gox trading at a premium of up to 10 to 20 percent for several months through January 2014. In February 2014, Mt. Gox suspended trading, closed its website and exchange service, and filed for a form of bankruptcy protection from creditors called minjisaisei, or civil rehabilitation, to allow courts to seek a buyer. In April 2014, Mt. Gox began liquidation proceedings.

Even in the absence of large trading fees and fiat currency deposit/withdrawal policies, price differentials across Bitcoin Exchanges remain.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, the Bitcoin Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Such flaws have been discovered and quickly corrected by the Core Developers or the bitcoin community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

Reports of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been exceedingly rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate 184 billion bitcoins in a transaction and send them to two digital wallet addresses. However, the bitcoin community and developers identified and reversed the manipulated transactions within approximately five hours, and the flaw was corrected with an updated version of the bitcoin protocol. Another addressed issue with the Bitcoin Network source code, “transaction malleability” was addressed by the Core Developers in a March 2013 software update. The Core Developers, in conjunction with other developers and miners, work continuously to ensure that flaws are quickly fixed or removed.

Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Bitcoin Network’s processing power or “hashrate.” Computer scientists and cryptographers believe that the immense collective processing power of the Bitcoin Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Bitcoin Network. During May and June 2014, mining pool GHash.io’s hashing power approached 50 percent of the processing power on the Bitcoin Network. During a brief period in early June 2014, the mining pool may have controlled in excess of one-half of the Bitcoin Network’s processing power. Although no malicious activity or abnormal transaction recording was observed, the incident establishes that it is possible that a substantial mining pool may accumulate close to or more than a majority of the processing power on the Bitcoin Network. As of February 5, 2018, no single pool controlled more than 24.7 percent of the total processing power.

If a malicious actor acquired sufficient computational power necessary to control the Bitcoin Network (which amount would be well in excess of fifty percent), it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to reverse other people’s transactions, change the fixed number of bitcoins generated per new block, or transfer previously existing bitcoins that belong to other users.

Cancer Nodes

This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Bitcoin Network. A target user functionally surrounded by cancer nodes would be put on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor also can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions. Bitcoin software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Bitcoin Network.

Manipulating Blockchain Formation

A malicious actor may attempt to double-spend bitcoins by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. Variations of this form of attack include the “Finney attack,” “race attack,” and “vector76 attack.” All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. The Bitcoin Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of bitcoins determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Uses of Bitcoins

Global Bitcoin Market

Global trade in bitcoins consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading. A limited market currently exists for bitcoin-based derivatives. There is currently no reliable data on the total number or demographic composition of users or miners on the Bitcoin Network.

Goods and Services

Bitcoins also can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the Bitcoin Network. In January 2014, US national online retailers Overstock.com and TigerDirect began accepting bitcoin payments. Over the course of 2014, computer hardware and software company Microsoft began accepting bitcoins as online payment for certain digital content, online retailer NewEgg began accepting bitcoins, and computer hardware company Dell began accepting bitcoins. There are thousands of additional online merchants that accept bitcoins, and the variety of goods and services for which bitcoins can be exchanged is increasing. Currently, local, regional and national businesses, including Time Inc., Wikimedia, WordPress, Expedia and Foodler, accept bitcoin. Bitcoin service providers such as BitPay, Coinbase and GoCoin and online gift card retailer Gyft provide other means to spend bitcoin for goods and services at additional retailers. There are also many real-world locations that accept bitcoin throughout the world. In 2014, payments giant PayPal announced a partnership with BitPay, Coinbase and GoCoin to expand their bitcoin-related services to PayPal’s merchant customers, thereby significantly expanding the reach of bitcoin-accepting merchants. To date, the rate of consumer adoption and use of bitcoin in paying merchants has trailed the broad expansion of retail and commercial acceptance of bitcoin. Nevertheless, there will likely be a strong correlation between continued expansion of the Bitcoin Network and its retail and commercial market penetration.

Anonymity and Illicit Use

The Bitcoin Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All bitcoin transactions are logged on the Blockchain and any individual or government can trace the flow of bitcoins from one address to another. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent actual bitcoin transactions or the transfer of bitcoins from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Bitcoin Exchanges and other service providers collect users’ personal information, because such Bitcoin Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Bitcoin Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its bitcoins to different addresses multiple times to make tracking the bitcoins through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its bitcoins with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, bitcoins can be used to purchase illegal goods or fund illicit activities. For example, Silk Road, an anonymous online marketplace that sold illegal substances prior to its seizure and the arrest of its founder and operator in October 2013, accepted only bitcoins. The use of bitcoins for illicit purposes, however, is not promoted by the Bitcoin Network or the user community as a whole.

Alternative digital assets

Bitcoins are not the only type of digital assets founded on math-based algorithms and cryptographic security, although it was considered the most prominent as of February 5, 2018. Over 1,500 other digital assets, (commonly referred to as “altcoins”, “tokens”, “protocol tokens”, or “digital assets”), have been developed since the Bitcoin Network’s inception, including Ethereum, Ripple, Litecoin, Dash, and Monero. The Bitcoin Network, however, possesses the “first-to-market” advantage and thus far has captured the majority of the industry’s market share and is secured by a mining network with significantly more processing power than that of any other digital asset.

Government Oversight

The Bitcoin Network is a recent technological innovation and the regulatory schemes to which bitcoin and the Bitcoin Network may be subject have not been fully explored or developed. Recent actions taken by the SEC in its Report that digital assets may be securities and actions taken by the CFTC including its July 24, 2017 order approving the first derivative clearing organization for digital currency swaps reflects that we may face increased government regulation and oversight.

Until February 2014, the only U.S. federal regulator to release official guidance on bitcoin and the Bitcoin Network was FinCEN, a bureau of the U.S. Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a Bitcoin user will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of bitcoin must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014, April 29, 2014, October 27, 2014 and August 14, 2015, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin Exchanges, payment processors and convertible digital asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters.

Prior to concluding that digital assets may be securities, the SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Clarity regarding the treatment of bitcoin was obtained on September 17, 2015, when the CFTC instituted and settled the Coinflip case. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that bitcoin and other virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

On March 25, 2014, the IRS released guidance on the treatment of virtual convertible currencies, such as bitcoin, for U.S. federal income tax purposes. The guidance, the first issued by a U.S. government agency regarding the asset classification of bitcoin, classified bitcoin as “property” that it is not currency for U.S. federal income tax purposes. The guidance clarified that bitcoin could be held as capital assets and that holders of bitcoin were required to track gains and losses relating to their cost basis at acquisition and their amount realized upon sale or other disposition of the bitcoin. The IRS also clarified that bitcoin received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) is included in the recipient’s taxable income based on the fair market value of bitcoin when received. The IRS may revisit its treatment of digital assets, including seeking enforcement of existing guidance or issuing new guidance, in response to recommendations in a September 2016 report by the U.S. Treasury Inspector General for Tax Administration. The asset classification of bitcoin by the IRS is not controlling on other government agencies for purposes other than those relating to U.S. federal income tax.

On June 26, 2014, the U.S. Government Accountability Office publicly released a report to the Committee on Homeland Security and Government Affairs that summarized regulatory, law enforcement and consumer protection assessments regarding the Bitcoin economy and Bitcoin in general. The report recommended that the U.S. Consumer Financial Protection Bureau participate in inter-agency working groups on Bitcoin to assess how the agency might address Bitcoin-related consumer protection issues. The report echoed, in part, a May 7, 2014 investor alert published by the SEC that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. In the fall of 2014, the SEC is reported to have initiated an inquiry into the sale of unregistered securities denominated in bitcoin or altcoins, and into the sale of “crypto-equity” (i.e., tokens for use on altcoin programming platforms), although the Company has not verified the scope or veracity of such reports due to the confidentiality of such inquiries.

As of April 2016, the U.S. Congress, U.S. Senate Committee on Homeland Security and Government Affairs, U.S. Senate Committee on Banking, Housing and Urban Affairs, the CFTC, the New York State Department of Financial Services (“NYSDFS”), and the Conference of State Bank Supervisors had initiated formal inquiries into or held hearings on digital assets, including bitcoin, and possible regulation thereof. Members of the private sector and representatives of the Department of Justice, Secret Service and FinCEN (among other government agencies) had participated in such inquiries and hearings.

U.S. state regulators, including the California Department of Financial Institutions, NYSDFS, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Bitcoin Exchanges and similar Bitcoin service providers register on a state-level as MTs or MSB. In July 2017, Delaware amended its General Corporation Law to provide for the creation maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoin or other digital assets as a means of payment. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in virtual currencies. In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 2016, the bill was withdrawn from consideration for vote for the remainder of the year.

In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license. The “BitLicense” requires, among other things, that licensees are adequately capitalized, maintain detailed books and records, adopt anti-money laundering policies, ensure they have robust cyber security policies and incorporate a variety of other compliance policies. As of January 2017, the NYSDFS has granted a “BitLicense” to three (3) market participants.

On December 16, 2014, the Conference of State Bank Supervisors released for public comment a proposed model regulatory framework for state regulation of participants in “virtual currency activities.” Although similar in some regards, the proposed model framework does not track completely the BitLicense regulations in New York. The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In numerous other states, including Connecticut, North Carolina, New Hampshire and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect Bitcoin. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that Bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoin to be a form of private money or a unit of account that is not recognized as a full currency but is subject to German tax laws. A ruling by the Court of Justice of the European Union on October 22, 2015 found that a bitcoin exchange’s trading of bitcoin for conventional currency (such as Euros or Swedish Krona) and vice versa was subject to value added tax (“VAT”) rules because it constituted the supply of services for consideration. However, the court also found that bitcoin could qualify for an exception reserved for transactions related to currency, bank notes, and other legal tender, and thus the bitcoin trading could be exempted from VAT. The ruling shows that bitcoin tax treatment in the European Union has moved more closely in-line with that of conventional currency. Foreign government bodies have also initiated public inquiries similar to those taken by US government bodies, including public hearings on digital assets, including bitcoin, held by both the French and Canadian Senates. In October 2015, the European Court of Justice determined that exchanging transactions in digital assets are exempt from value-added taxes in the same manner as traditional currencies. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure.

On December 5, 2013, the People’s Bank of China and five Chinese ministries released a notice that restricted Bitcoin activity among its financial and payment institutions while classifying bitcoin as a “virtual commodity” that was legal to own and speculate in. Over the subsequent six (6) months, news reports from China indicated that many banking institutions and third-party payment processors in China had received private guidance leading them to close Bitcoin Exchange bank accounts that held Chinese Yuan on behalf of exchange customers. As a result, though the Chinese government has not banned the use of bitcoin or the holding of bitcoin, the effective result of the public and private notices has been to severely restrict the operation of Chinese Bitcoin Exchanges through the limitation of customers’ ability to deposit or withdraw Chinese Yuan with or from the exchanges. During the second half of 2014, Chinese Bitcoin Exchanges again began to accept deposits of Chinese Yuan through the use of third-party payment providers, and trading activity returned to higher levels. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on-site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges.

In Russia, state agencies and prosecutors have released guidance or statements that have hampered the growth of Bitcoin. In January 2014, anonymous electronic transfers were restricted to de minimis sums; although Bitcoin transactions are not truly anonymous, this measure has been taken to apply to the Bitcoin Network. Additionally, a central bank statement warned of the association of Bitcoin and money laundering and terrorist activity. In early February, a prosecutor implied that the use of Bitcoin and bitcoin themselves were not legal tender and were illegal, although whether this amounted to a ban on Bitcoin has been questioned. In April 2016, it was reported that the Russian Finance Ministry was considering proposing regulations that would prohibit the issuance of all digital assets or their use in exchange for goods or services in Russia. However, in July 2016, in a significant change in tone, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency.

After the United States, China and Russia were among the next tier of large Bitcoin-using jurisdictions as of late 2013. The impact of the restrictions has been seen in a decline of Chinese investment activity in bitcoin and a reduction in the number of Bitcoin nodes operating in Russia had continued into late 2014, despite a pickup in trading volume on Chinese Bitcoin Exchanges. Less active Bitcoin jurisdictions in Iceland (conversion between bitcoin and krona prohibited), Vietnam (financial services firms prohibited from interacting with Bitcoin) and Bolivia (use of bitcoin prohibited by the Central Bank of Bolivia) have more severely restricted the use of bitcoin with little impact on the global growth of Bitcoin. Similarly, the reported ban on decentralized digital assets in Ecuador (made in advance of plans to introduce a government backed electronic cash system) have had no visible impact on the Bitcoin Network due to limited use of bitcoin in Ecuador.

While jurisdictions such as Germany and China have taken a preliminary regulatory stance on Bitcoin, countries such as India have declined to apply regulation to Bitcoin when afforded the opportunity. In June 2014, the Swiss government elected not to regulate Bitcoin use and issued guidance on the further development and future application of laws to Bitcoin-related activity in Switzerland. Among others, Australia, Finland and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding Bitcoin income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with Bitcoin of, and language barriers between, international journalists, information regarding the regulation of Bitcoin in various jurisdictions may be incomplete, inaccurate or unreliable. For example, news of the People’s Bank of China notice release on December 5, 2013 was followed by days of confusion relating to difficulty in interpreting and analyzing the content of the release. In another instance, on July 29, 2013, a Bitcoin service business in Thailand announced that, in a meeting with the Bank of Thailand, regulators from the Foreign Exchange Administration and Policy Department had functionally banned Bitcoin activity in the country, leading to widespread reporting of a blanket ban. Later reporting, however, questioned whether the Bank of Thailand regulators had the authority, or ever expressed the intention, to ban all Bitcoin use in Thailand. Additionally, in the first quarter of 2014, the Bank of Thailand issued a warning to its citizens regarding the risks of Bitcoin and stated that it is not a currency. Despite these announcements, bitcoin exchanges continue to operate in Thailand converting bitcoin to and from Thai baht.

In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat Bitcoin and other digital assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and became effective in April 2017.

As both the regulatory landscape develops and journalistic familiarity with bitcoin increases, mainstream media’s understanding of digital assets and the regulation thereof may improve. Regulation of digital assets varies from country to country as well as within countries. An increase in the regulation of digital assets may affect our proposed business by increasing compliance costs or prohibiting certain or all of our proposed activities.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies.

Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues are $1 billion, as adjusted, or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful and is broken down by quarters.

Assumptions:

Accounting/Audit related fees, Edgar fees and legal and professional fees are compliance related and are not included within the Company’s Business milestones.

Quarterly Milestones:

A. 0-3 Months

○	Purchase land to build our cryptocurrency mining facility. This is one of the first things we plan to do regardless of the level of proceeds raised.

○	Hire the necessary contractors to build the facility, as well as hire electricians to install the necessary equipment for our cryptocurrency mining facilities.

○	Once the facility has been built, begin the buildout including installing server racks, network components, servers, power distribution units and mining rigs.

○	Complete accounting including the quarter ended June 30, 2018.

○

Begin offering a hosting service for outside miners owned by other individuals or companies in exchange for a management/hosting fee. We anticipate starting to generate revenue during this quarter from our cryptocurrency mining operations.

B. 4-6 Months

○

Identify direct investments with a potential investment amount of $100,000. We only plan to look for direct investments into other block chain technologies in this time period if we are able to raise either 75% or 100% of the offering amount. Otherwise we will focus on building out our facilities. *

○

Begin the buildout of our second and third cryptocurrency mining facilities assuming we are able to raise either 75% or 100% of the offering amount. If we are only able to raise 25% or 50% of the offering, we will be continuing to build out the first facility and begin the buildout of our second facility.

○

Evaluate the profitability of additional cryptocurrencies involving the use of GPU based miners, and potentially start to deploy them if profitable. We plan to evaluate the viability of GPU based miners regardless of the level of proceeds raised in this offering.

○	Initiate search for additional key personnel with the goal of hiring entry level technicians to maintain the day to day operations at each facility.

○	Complete accounting including the quarter ended September 30, 2018.

○	Appoint 1-2 additional independent Board members.

C. 7-9 Months

○

Begin the buildout of our fourth cryptocurrency mining facility assuming we are able to raise 75% or 100% of the total offering amount. If we are only able to raise 25% or 50% of the offering, then we will continue to build out our second facility and begin construction on our third facility.

○	Identify entities with technologies that we believe to be valuable in the blockchain space, with an emphasize on finding strategic technologies that we can deploy in our mining farms.

○	Complete accounting including the quarter ended December 31, 2018.

○	Begin to evaluate renewable energy options to power our facilities. We plan to do this regardless of the level of proceeds raised.

○	Thorough evaluation of the Company’s business plan to date with a focus on profitability and sustainability.

D. 10-12 Months

○

Begin the buildout of our fifth cryptocurrency mining facility assuming we are able to raise 75% or 100% of the total offering amount. If we are only able to raise 25% or 50% of the offering, then we will continue to build out our third facility and begin construction on our fourth facility.

○	Continue to seek strategic acquisitions, or if one was previously found, begin to implement the technology in the mining facilities.

○	Review the mining operations as needed, and make sure they are operating at full capacity effectively.

○

Identify additional direct investments with a potential investment amount of $250,000 assuming we are able to raise 75% or 100% of the total offering amount. If we are only able to raise 25% or 50% of the offering, then we will continue to identify direct investments into block chain related entities with the potential investment amount around $100,000. *

○	Complete accounting including the year ended March 31, 2019.

○	Develop business plan for years two and three.

○

Begin searching for additional land to continue expanding our mining farm operations. We will be looking for areas with an overall cool climate and cheap electricity. We plan to do this after our first year of operations regardless of the level of proceeds raised from this offering.

○	Employee evaluations and changes if needed.

* Throughout this Offering Circular, we refer to the Company making direct investments with other entities/companies. When referring to direct investments in this Offering Circular, we are referring to protentional investments we will make with other Companies that will give us a competitive advantage over other cryptocurrency mining companies, such as a company with technology that would allow us to switch from air cooled miners to liquid cooled miner which would allow us to mine cryptocurrency much cheaper, saving on cooling costs as well as allow us to have a lot more miners in a smaller area providing a denser buildout of miners in each of our facilities. We do not plan to directly invest in cryptocurrencies/digital assets and will be investing into the technology/equipment to allow us to mine these cryptocurrencies more efficiently.

** We have added and discussed different milestones in this section based upon different level of proceeds raised. For more details on the different levels business development, please see “Use of Proceeds”.

Growth Strategy

Bitcoin Mining Operations Growth Strategy

The current cryptocurrency mining facility plans we have designed, and upon the buildout of such facility, the Company will be able to host and operate approximately 2,016 Bitmain S9 miners per facility. The current land we are looking to purchase, subject to obtaining the necessary funding, will be able to accommodate five of these facilities. With all five warehouses at full capacity, the Company can host approximately 10,080 Bitmain S9 miners. Please refer to the section, Our Business Overview on page [40] of this Offering Circular for an in-depth breakdown of the potential profits of each miner, as well as the potential profit of each facility. Notwithstanding the above information, the successful implementation of these cryptocurrency mining facility plans will require substantial funding and outside investments to complete.

Competition

Blockchain Technology and digital assets Initiatives

The Company’s digital asset initiatives will compete with other industry participants that focus on investing in and securing the blockchains of bitcoin and other digital assets. Market and financial conditions, and other conditions beyond the Company’s control, may make it more attractive to invest in other entities, or to invest in bitcoin or digital assets directly.

Transaction Verification Service Business (digital asset mining e.g. bitcoin)

Our current and future competition is centered on the following areas:

•Vertically integrated companies such as Bitfury, 21 Inc., Bitmain Technologies, Avalon, and BW which design and build ASIC servers and are engaged in transaction verification services through the use of their own ASIC servers; and

•Companies that are engaged in transaction verification services which may have lower operating costs than our future operations.

Our potential competitors may have greater resources, longer histories, more intellectual property, greater hashing capacity, and lower cost operations. They may secure better terms from ASIC server suppliers, deploy ASIC servers faster than us, and devote more resources to technology infrastructure. Other companies also may enter into business combinations or alliances that strengthen their competitive positions. These potential competitors will only apply once and if we are able to commence our planned principal operations. We have not commenced our planned principal operations.

Employees and Consultants

BitFrontier Capital Holdings, Inc. has 3 full-time employees. The Company anticipates that it will need to retain the services of additional management and key personnel in the near future to further its business plan.

Insurance

In 2018, BitFrontier Capital Holdings, Inc. will begin offering D&O insurance for all our directors and officers at a cost of about $1,000 monthly per director or officer. BitFrontier Capital Holdings, Inc. will also, in 2018, start carrying general liability insurance, as well as equipment insurance for our cryptocurrency mining equipment once we commence operations, at a cost of about $2,000 monthly, which could fluctuate greatly depending on how quickly we are able to expand, and the amount of mining equipment we currently have. We do not currently hold any insurance. Because we do not have any insurance, if we are made party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could cause us to cease operations.

Legal Proceedings

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

The First Judicial District Court of Laramie, Wyoming ordered the Company into a Custodianship and Articles of Incorporation were filed on December 3, 2017. Thereafter, the Custodian, Small Cap Compliance, LLC appointed Spencer B. Payne as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director. All

conditions of the Custodianship were met, and subsequently dismissed from the First Judicial District Court of Laramie, Wyoming.

Intellectual Property and Trade Secrets

We have no intellectual property assets or licenses and rely upon the experience of our three executive officers in the digital assets industry as it has evolved.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

DESCRIPTION OF PROPERTY

We currently do not have any real property.  Our current office space is located at 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401. As our operations grow, we anticipate requiring additional space at some point during 2018. There is no guarantee that we will remain in Virginia. In the event BitFrontier Capital Holdings, Inc. retains new management, we will most likely be required to find new office space.

We believe that our facilities are adequate for our current needs and that, if required, we will be able to expand our current space or locate suitable new office space and obtain a suitable replacement for our executive and administrative headquarters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our Bylaws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Spencer Payne	22	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board
Andrew Karras	22	Chief Operating Officer, Chief Development Officer
George Storm	22	Vice President, Chief Technology Officer

Spencer Payne – Mr. Payne has developed the business plan and design concepts for the Company’s bitcoin mining facility, and is the President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board. Mr. Payne has been instrumental in the establishment and development of each of the Company’s operational subsidiaries. Mr. Payne leverages nearly 5 years of business experience in the financial sector and has established, managed and built several private company’s prior to founding the Company. Mr. Payne currently serves as the managing member for Emerald Coast Capital, LLC, which provides consulting services and various types of loans to micro and small cap companies. In addition, Mr. Payne was the co-founder of Payne and Steel Enterprises from approximately 08/2014 through 05/2017. Mr. Payne has also worked alongside many micro and small cap companies over the past few years assisting them with consulting services ranging from accounting and preparing corporate filings, to providing private equity for working capital. In addition to fulfilling the roles of the Company for President, CEO, CFO, Secretary, and Chairman of the board, Mr. Payne manages the day to day operations of Emerald Coast Capital, LLC and is currently self-employed.

Andrew Karras – Mr. Karras is the Chief Operating Officer and Chief Development Officer of the Company and has a deep understanding of blockchain technologies and the cryptocurrency markets. Mr. Karras is also familiar with building, maintaining and optimizing mining setups for maximum profitability. Mr. Karras has successfully led teams in direct sales and has several years of management experience. Prior to fulfilling the roles of the Company for COO and CDO, Mr. Karras was an Independent Distributor for Direct Cellars from approximately 01/2017-01/2018 and Life Vantage from approximately 11/2014-01/2018 and is also currently self-employed. Mr. Karras has several years of experience trading for his own accounts on many online cryptocurrency exchanges, such as GDAX, Poloniex, and Bittrex. In addition, Mr. Karras has owned and operated personal GPU miners as well as ASIC mining equipment such as Bitmain’s S9 miner which we plan to be our primary mining equipment.

George Storm – Mr. Storm is the Vice President and Chief Technology Officer of the Company with several years of experience in the cryptocurrency industry. Mr. Storm has worked with an array of digital asset technologies and will assist the Company in the setup and maintenance of its Bitcoin mining software. In addition, Mr. Storm will assist with the implementation of safeguards and procedures for proper storage of the Company’s cryptocurrency assets. Prior to fulfilling the roles of the Company for Vice President and CTO, Mr. Storm was a Rental Manager for the Virginia Outdoor Center from approximately 05/2015-08/2015 and a Warehouse Manager for Miller Painting from approximately 06/2012-01/2016 and is also currently self-employed. Mr. Storm has several years of experience trading for his own accounts on many online cryptocurrency exchanges, such as GDAX, Poloniex, and Bittrex.

The Company anticipates that it will need to retain additional management and key personnel in the near future.

EXECUTIVE COMPENSATION

Overview

Our executive officer(s) have not received any cash compensation since the date of our formation.

Executive Compensation

Our executive officer(s) have not received any cash compensation since the date of our formation.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
		(a)	(b)	(c)	(d)(4)			(e)
Spencer Payne- President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board (1)	2017	0	0	0	0	0	0	0	0
Andrew Karras - Chief Operating Officer, Chief Development Officer (2)	2017	0	0	0	0	0	0	0	0
George Storm- Vice President, Chief Technology Officer (3)	2017	0	0	0	0	0	0	0	0

1.Spencer Payne currently serves in the role as President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board. Mr. Payne has entered into an employment agreement with the company effective January 1, 2018 for $100,000 per year. The initial term is for 2 years. Mr. Payne has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

2.Andrew Karras currently serves in the role as Chief Operation Officer and Chief Development Officer. Mr. Karras has entered into an employment agreement with the company effective January 10, 2018 for $50,000 per year. The initial term is for 2 years. Mr. Karras has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

3.George Storm currently serves in the role as Vice President and Chief Technology officer. Mr. Storm has entered into an employment agreement with the company effective January 10, 2018 for $50,000 per year. The initial term is for 2 years. Mr. Storm has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

4.The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Registration Statement.

a)Accrued salary and salary paid.

b)Accrued bonus to employee for execution of employment agreement.

c)Delivery of common stock to employee for execution of employment agreements.

d)Options issued to employee for execution of employment agreement.

e)Equity compensation received as a Director of the Company.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

As compensation for the services provided as a Director, the Company shall pay to the Director an amount equal to five thousand and no/100 dollars ($5,000.00) per month paid on the last calendar day of each month as long as the Director continues to fulfill his duties and provide the services set forth in the Board of Directors Services Agreement. The Directors Service Agreement is for an initial term of 1 year but shall maintain in effect so long as the Director owns, directly or indirectly, at least 10% of the issued or outstanding equity stock in the Company. The Director(s) shall begin receiving compensation for services rendered under this Agreement beginning during December of 2017. The Company entered into a Board of Directors Services Agreement with Spencer Payne on December 4, 2017. Mr. Payne is the Company’s only Director as of the date of this filing.

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made for the Period ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Spencer Payne (1)	0	0	0	0	0	5,000	5,000

1.Spencer Payne, as Chairman of the Board and Sole Director of the Company has agreed to be paid $5,000.00 per month as described in the Board of Directors Services Agreement between the Company and Mr. Payne.  Mr. Payne has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please see Note 4 of our unaudited financial statements as it relates to related party transactions. There are no familial relationships between the Company and any officer or director.

On January 13, 2018, the Company entered into an agreement and plan of merger with BitFrontier Technologies, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Technologies, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Technologies, Inc. By this means, BitFrontier Technologies, Inc. became a wholly owned subsidiary of the Company. Spencer Payne, the President, CEO, CFO, Secretary and Chairman of the Board of the Company was the sole shareholder of BitFrontier Technologies, Inc. and received all 2,500,000 shares of the Series C Convertible Preferred stock which are convertible into 250,000,000 shares of Common Stock.

On January 10, 2018, the Company entered into an employment agreement with Andrew Karras for $50,000 per year. The initial term is for 2 years. Mr. Karras has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

On January 10, 2018, the Company entered into an employment agreement with George Storm for $50,000 per year. The initial term is for 2 years. Mr. Storm has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

On January 1, 2018, the Company entered into a consulting agreement with Spencer Payne, the President, CEO, CFO, Secretary and Chairman of the Board of the Company. Pursuant to the consulting agreement, the consultant shall provide services related to document preparation of FINRA corporate actions related to the name change and ticker change, as well as agreements and documents for the mergers with BitFrontier Capital Investments and BitFrontier Technologies. The Company will pay $10,000.00 as compensation for the services per the terms of agreement. The term of the agreement is for 12 months unless all actions are completed sooner. Mr. Payne has further agreed to defer payment until such time that there is sufficient cash flow to pay his consulting fees. Accrued consulting fees to such related party consultant as of December 31, 2017 and 2016, was approximately $5,000 and $0, respectively, and were reflected as accounts payable and accrued liabilities – related party in the accompanying unaudited balance sheets.

On January 1, 2018, the Company entered into an employment agreement with Spencer Payne for $100,000 per year. The initial term is for 2 years. Mr. Payne has further agreed to defer payment until such time that there is sufficient cash flow to pay his salary.

On December 13, 2017, the Company entered into an agreement and plan of merger with BitFrontier Capital Investments, Inc., a private Wyoming Corporation, and the shareholders of BitFrontier Capital Investments, Inc. Pursuant to the agreement and plan of merger, the Company issued 2,500,000 shares of its Series C Convertible Preferred Stock in exchange for all outstanding shares of BitFrontier Capital Investments, Inc. By this means, BitFrontier Capital Investments, Inc. became a wholly owned subsidiary of the Company. Spencer Payne, the President, CEO, CFO, Secretary and Chairman of the Board of the Company was the sole shareholder of BitFrontier Capital Investments, Inc. and received all 2,500,000 shares of the Series C Convertible Preferred stock which are convertible into 250,000,000 shares of Common Stock.

During the year 2017, the Company’s President, CEO, CFO, Secretary and Chairman of the Board, Mr. Spencer Payne, provided advances to the Company for working capital purposes for a total of $4,496.52 and the Company repaid $3,560.00 leaving $936.52 in related party advances currently outstanding due upon demand. In December 2017, the Company issued an 12% unsecured promissory note to Mr. Payne in exchange for $10,000.00 of working capital which is due upon demand. As of December 31, 2017, $10,000.00 was outstanding with accrued interest of $72.33 which is reflected as accounts payable and notes payable – related party in the accompanying unaudited balance sheets. In addition, the Company issued a 12% unsecured promissory note to Emerald Coast Capital, LLC (Which is controlled and owned by Spencer Payne) in exchange for $9,000.00 of working capital which is due upon demand. As of December 31, 2017, $9,000.00 was outstanding with accrued interest of $76.93

During the year 2017, the Company issued a 12% unsecured promissory note to Mr. Andrew Karras, the Company’s COO and CDO in exchange for $6,000.00 of working capital which is due upon demand. As of December 31, 2017, $6,000.00 was outstanding with accrued interest of $49.32 which is reflected as accounts payable and notes payable – related party in the accompanying unaudited balance sheets.

During the year 2017, the Company issued a 12% unsecured promissory note to Mr. George Storm, the Company’s Vice President and CTO in exchange for $1,000.00 of working capital which is due upon demand. As of December 31, 2017, $1,000.00 was outstanding with accrued interest of $5.92 which is reflected as accounts payable and notes payable – related party in the accompanying unaudited balance sheets.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of January 26, 2018, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage *	Voting Percentage After Offering **

Common Stock	Claremont Group Corp. (1)	2,000,002,987	7.58%	**	%
Series B Preferred Stock	Claremont Group Corp. (1)	10,000,000	0.04%	**	%
Common Stock	Daryl English (2)	5,000,062,500	18.97%	**	%
Series A Preferred Stock	Daryl English (2)	1	0.00%	**	%
Common Stock	J A Maurice Swanson (3)	5,000,062,500	18.97%	**	%
Series A Preferred Stock	J A Maurice Swanson (3)	1	0.00%	**	%
Series C Convertible Preferred	Spencer Payne (4)	5,000,000	1.90%	**	%
Series D Super Voting Preferred (5)	Spencer Payne (4)	51	51.00%	**	%
All Officers and Directors (1 person)	Series C and Series D Shares	5,000,051	52.90%	**	%

*Voting percentage in the above table is calculated by combining the voting power of Series A, Series B, Series C, Series D and Common Stock, as if voting together as a single class.

**Voting percentages after this offering will depend on the success of the offering. Since the overwhelming majority of voting rests with our executive officer through his Series D Super Voting Preferred Stock, the voting percentages in the above table will not change materially in that so long as our executive officer holds the Series D Super Voting Preferred Stock, he will maintain voting control of the Company.

1Claremont Group Corp. was a controlling person of previous management and holds 10,000,000 shares of Preferred B Stock (Which have voting rights on a 1:1 basis to common stock), and 2,000,002,987 shares of

Common Stock, all of which are restricted securities for total voting power of 2,010,002,987 votes. Claremont Group Corp’s last known address was 6 Allee Di Primeveres Brignais, France 69530.

2Mr. English was part of previous management and holds 1 share of Series A Preferred Stock (Which have voting rights on a 1:1 basis to common stock), and 5,000,062,500 shares of Common Stock, all of which are restricted securities for total voting power of 5,000,062,501 votes. Mr. English’s last known address was 676 Townview Terrace Victoria, BC Canada V9C 3L9.

3Mr. Swanson was part of previous management and holds 1 share of Series A Preferred Stock (Which have voting rights on a 1:1 basis to common stock), and 5,000,062,500 shares of Common Stock, all of which are restricted securities for total voting power of 5,000,062,501 votes. Mr. Swanson’s last known address was 4763 Bowness Avenue Powell River, BC Canada V8A 3S4.

4Series C Convertible Preferred Stock is convertible on a 1:100 basis. Every 1 stock of Series C Convertible Preferred Stock converts to 100 shares of Common Stock. Series C Convertible Preferred Stock have voting rights equal to 1:100. For every 1 share of Series C Convertible Preferred Stock votes for 100 shares of Common Stock. Mr. Payne, our President, CEO, CFO, Secretary and Chairman of the Board owns 5,000,000 Series C Convertible Preferred Shares which convert to 500,000,000 shares of Common Stock. Mr. Payne is located at 1320 Central Park Blvd Suite 200, Fredericksburg, VA 22401.

5Series D Super Voting Preferred Stock is not convertible into common stock, but has the following voting power: Each one (1) share of the Series D Super Voting Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series D Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws. As of the date of this offering, we have 12,400,263,104 shares of common stock and 2 shares of Series A Preferred Stock, 14,000,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Convertible Preferred Stock and 51 shares of Series D Super Voting Preferred Stock issued and outstanding. In voting terms, there is 12,914,263,106 common stock votes eligible to vote plus our Series D Super Voting Preferred Stock. For the purposes of determining the voting rights of the Preferred Stock Series D Super voting shares, we take (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator") which is 12,400,263,104 (Common stock voting power) + 2 (Series A Voting Power)+ 14,000,000 (Series B Voting Power)+500,000,000 (Series C Voting Power)+ 51 (Series D shares outstanding)= 12,914,263,106 divided by (y) 0.49, minus (z) the Numerator which looks like this: ((0.019607 x 12,914,263,106) / 0.49) — (0.019607 x 12,914,263,106) = 263,545,057 votes per every (1) one share of Series D Super Voting Preferred Stock. 263,545,057*51 shares= 13,440,797,906 votes for 51 shares of Series D Super Voting Preferred Stock. 13,440,797,906 (votes for 51 shares of Series D Super Voting Preferred Stock) +12,914,263,106 (other classes of common stock and preferred stock eligible to vote) =26,355,061,013 Total number of potential votes of the Corporation if voting together as a single voting class.

DESCRIPTION OF CAPITAL

 The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 17,500,000,000 shares of common stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, $0.0001 value per share. The Company has designated 5 shares of Series A Preferred Stock, 30,000,000 shares of Series B Preferred Stock, 10,000,000 shares of Series C Convertible Preferred Stock and 51 shares of Series D Super Voting Preferred Stock.

As of the date of this offering, we have 12,400,263,104 shares of common stock and 2 shares of Series A Preferred Stock, 14,000,000 shares of Series B Preferred Stock, 6,540,000 shares of Series C Convertible Preferred Stock and 51 shares of Series D Super Voting Preferred Stock issued and outstanding.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock. Our articles of incorporation authorize our board to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class.

Currently, the Company has designated 5 shares of Series A Preferred Stock, 30,000,000 shares of Series B Preferred Stock, 10,000,000 shares of Series C Convertible Preferred Stock and 51 shares of Series D Super Voting Preferred Stock.

Voting

Series A Preferred Stock

Each one (1) share of the Series A Preferred Stock shall have voting rights equal to one (1) share of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of

Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws.

Series B Preferred Stock

Each one (1) share of the Series B Preferred Stock shall have voting rights equal to one (1) share of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws.

Series C Convertible Preferred Stock

Each one (1) share of the Series C Convertible Preferred Stock shall have voting rights equal to one-hundred (100) shares of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series C Convertible Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws.

Series D Super Voting Preferred Stock

Each one (1) share of the Series D Super Voting Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series D Super Voting Preferred Stock shall be equal to 102,036 ((0.019607 x 5,000,000) / 0.49) — (0.019607 x 5,000,000) = 102,036. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series D Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws.

Dividends

Series A, B, C and D Preferred Stock

Initially, there will be no dividends due or payable on the Series A Preferred Stock, Series B Preferred Stock, Series C Convertible Preferred Stock and Series D Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Conversions

Series A Preferred Stock

Each one (1) share of the Series A Preferred Stock shall have conversion rights equal to one (1) share of Common Stock.

Series B Preferred Stock

Each one (1) share of the Series B Preferred Stock shall have conversion rights equal to one (1) share of Common Stock.

Series C Convertible Preferred Stock

Series C Convertible Preferred Stock is convertible into Common Stock, at the election of the holder, at the rate of 1:100. For every, one (1) share of Series C Convertible Preferred Stock, the holder shall receive one-hundred (100) shares of Common Stock.

Series D Super Voting Preferred Stock

No conversion of the Series D Super Voting Preferred Stock is permitted.

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at:

https://bitfrontiercapitalholdings.com/investors/governance-documents/

Our Board of Directors

Our Board currently consists of one member. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at BitFrontier Capital Holdings, Inc., 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401, Attention: Investor Relations or via e-mail communication at:

IR@bitfrontiercapitalholdings.com

Board Committees

None.

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our Articles of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

The transfer agent for our common stock is Pacific Stock Transfer, Inc.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by John E. Lux, Esq.

EXPERTS

None.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

BITFRONTIER CAPITAL HOLDINGS, INC.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 AND 2016

CONTENTS:

Balance Sheets as of December 31, 2017 and December 31, 2016 (Unaudited)	F-2

Statement of Operations for the years ended December 31, 2017 and December 31, 2016 and from inception (November 16, 1999) to December 31, 2017 (Unaudited)	F-3

Statements of Stockholders’ Deficit for the years ended December 31, 2017 and December 31, 2016 (Unaudited)	F-4

Statements of Cash Flows for the years ended December 31, 2017 and December 31, 2016 and from inception (November 16, 1999) to December 31, 2017 (Unaudited)	F-6

Notes to the Unaudited Financial Statements	F-7

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2017	December 31, 2016

Assets;
Current assets:
Cash	$1,115	$-
Prepaid expenses	5,000	-

TOTAL ASSETS	$6,115	$-

LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$12,854	$-
Notes payable - related parties	27,613	-
Notes Payable - convertible net of discount	25,000	-

Total Current Liabilities	65,467	-

Stockholders' Deficit
Preferred Stock
Series A - 5 shares authorized, par value $0.0001 each - issued and outstanding - 2 (2016 - 2)	2	2
Series B - 30,000,000 shares authorized, par value $0.0001 each - issued and outstanding - 14,000,000 (2016 -14,000,000)	1,400	14
Series C - Convertible - 10,000,000 shares authorized, par value $0.0001 each - issued and outstanding - none (2016 - none)	-	-
Series D - Super Voting, - 51 shares authorized, par value $0.0001 each - issued and outstanding - 51 (2016 - none)	1	-
Blank Check - 9,999,944 shares authorized, par value $0.0001 each - issued and outstanding - none (2016 - none)	-	-
Series C preferred shares issuable - 2,700,000 (2016 - none)	270	-

Common stock
17,500,000,000 shares authorized, par value $0.00001 each
12,400,263,104 shares issued and outstanding at December 31, 2017	124,003	127
12,400,263,104 shares issued and outstanding at December 31, 2016
Additional Paid-In Capital	938,783	1,054,065

Accumulated other comprehensive income	22,490	22,490

Accumulated deficit	$(1,146,301)	$(1,076,698)

Total Stockholders' Deficit	(59,352)	-

TOTAL LIABILITES & STOCKHOLDERS' DEFICIT	$6,115	$-

The accompanying notes are an integral part of these consolidated financial statements.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	YEAR ENDED DECEMBER 31,		From Inception (Nov 16, 1999) To December 31,
	2017	2016	2017
Revenue:
Income	$-	$-	$5,113

Total Income	-	-	5,113

Operating expenses
Professional fees	4,250	-	444,547
Consulting fees	47,178	-	479,524
Depreciation and amortization	-	-	133,220
General and administrative	18,175	-	430,461

Total Operating Expenses	69,603	-	1,487,752

Operating Loss	-	-	(1,482,639)

OTHER
Other income	-	-	777
Interest expense	-	-	(1,422)
Discontinued operations	-	-	336,983

Net Income(Loss)	(69,603)	-	(1,146,301)
Currency translation	-	-	22,490

NET COMPREHENSIVE LOSS	$(69,603)	$-	$(1,123,811)

Per Share Information:

Weighted average number of common shares outstanding	12,400,263,104	12,400,205,592

Net Income(Loss) per common share - Basic and fully diluted	$(0.000)	$-

The accompanying notes are an integral part of these consolidated financial statements.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Series A		Series B		Series D
	Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	TOTAL
Balance January 1, 2017	2	$2	14,000,000	$14	-	$-	$16
Issuance of preferred stock	-	-	-	-	51	1	1
Adjustment to par values	-	-	-	1,386	-	-	1,386
Net Income(Loss) - December 31, 2017	-	-	-	-	-	-	-
Balance December 31, 2017	2	$2	14,000,000	$1,400	51	$1	$1,403

		Common Stock
	FORWARD	Shares	Amount	PAID IN CAPITAL	ACCUMULATED COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTALS
Balance January 1, 2017	$16	12,400,263,104	$127	$1,054,065	$22,490	$(1,076,698)	-
Issuance of preferred stock	1	-	-	-	-	-	1
Adjustment to par values	1,386	-	123,876	(125,262)	-	-	-
Preferred stock issuable	-	-	-	9,980	-	-	9,980
Net Income(Loss) - December 31, 2017	-	-	-	-	-	(69,603)	(69,603)
Balance December 31, 2017	$1,403	12,400,263,104	$124,003	$938,783	$22,490	$(1,146,301)	$(59,622)

The accompanying notes are an integral part of these consolidated financial statements.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	YEAR ENDED DECEMBER 31,		From Inception (Nov 16, 1999) To December 31,
	2017	2016	2017
Cash Flows from Operating Activities:
Net income(loss)	$(69,603)	$-	$(1,146,301)
Adjustments to reconcile net income(loss) to net cash used in operating activities
Items not requiring an outlay of funds	-	-	478,204
Discontinued operations	-	-	(337,720)
Changes in operating assets and liabilities	7,854	-	(328)

Net Cash Used in Operating Activities	(61,749)	-	(1,006,145)

Cash Flows from Investing Activities:
Subscriptions received	-	-	133,220
Acquisition of assets	18,175	-	430,461

Net Cash Provided by Investing Activities	-	-	90,055

Cash Flows from Financing Activities:
Notes and stockholder advances	52,613	-	177,301
Issuance of stock for cash	10,251	-	717,414

Net Cash Provided by Financing Activities	62,864	-	894,715

Foreign Currency Translation	-	-	22,490

Net Change in Cash	1,115	-	1,115

Cash and Cash Equivalents - Beginning of Year	-	-	-

Cash and Cash Equivalents - End of Year	$1,115	$-	$1,115

The accompanying notes are an integral part of these consolidated financial statements.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

BitFrontier Capital Holdings, Inc. (Formerly AOM Minerals, Ltd.) was incorporated in the State of Nevada on June 3, 2005. We were an exploration stage company. We were originally engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We had owned at one time a 100% beneficial interest in two mineral claims known as the Maybe property. Our plan of operation was to conduct exploration work on the Maybe property in order to ascertain whether it possesses economic quantities of silver, gold and copper. These claims were abandoned in 2007.

Effective December 5, 2007, the Company changed its name to “Purio Inc.” and entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“PEWS”), a private Nevada corporation, and the shareholders of PEWS.  Pursuant to the share exchange agreement, the Company issued 27,734,603 shares of its common stock in return for all outstanding shares of PEWS.  By this means, PEWS became a 100% owned subsidiary of the Company.  As such our financial statements reflect operating results from the inception of the subsidiary which was November 16, 1999.

PEWS owned proprietary water clarification technology suitable to a broad number of applications including the clarification of surface water, industrial process water and sewage.  The Company was marketing this technology initially for industrial and commercial applications to reclaim water and reduce the need for fresh water in such applications.

In August 2010, the Company was redomiciled in the State of Wyoming.

On December 13, 2017 the Company entered into an agreement of merger with BitFrontier Capital Investments, Inc., a Wyoming Corporation. To facilitate the merger, Purio, Inc. created a new wholly-owned subsidiary BitFrontier Acquisitions Inc. solely for the use in this merger agreement. As a result of the plan of merger agreement, BitFrontier Acquisitions, Inc. merged with an into BitFrontier Capital Investments, Inc. with BitFrontier Capital Investments, Inc. being the Surviving Corporation and becoming a wholly owned subsidiary of Purio, Inc.

On December 20, 2017, the Company changed its name from Purio, Inc. to BitFrontier Capital Holdings, Inc.

The Company’s proposed business plan is to concentrate on cryptocurrency related investments and development opportunities through cryptocurrency mining, investments in private and/or public entities, joint ventures and acquisitions of blockchain related companies. BitFrontier Capital Holdings has two wholly owned operating subsidiaries, BitFrontier Capital Investments, Inc. and BitFrontier Technologies, Inc. (which was acquired in January 2018).

The Company’s proposed business segments will be divided into three operating segments:

Cryptocurrency Mining- Through the Company’s wholly owned subsidiary, BitFrontier Technologies, Inc., the Company, upon obtaining the required financing, plans to build a warehouse specifically designed for hosting cryptocurrency mining equipment. Cryptocurrency mining (e.g. bitcoin mining) entails running ASIC (application-specific integrated circuit) servers or other specialized servers which solve a set of prescribed complex mathematical calculations in order to add a block to a blockchain and thereby confirm digital asset transactions. A party which is successful in adding a block to the blockchain is awarded a fixed number of digital assets in return.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS (continued)

ORGANIZATION (CONTINUED)

Strategic Acquisitions- The Company will explore various Strategic Acquisitions of private companies that we believe will benefit from the exposure of the public markets. Once we identify an acquisition, BitFrontier Capital Holdings, Inc. will incubate them until they can be self-sustaining at which point we will spin them off into their own public company providing a dividend for our shareholders. BitFrontier Capital Holdings, Inc. will retain a percentage for our services, as well as provide the option to maintain an ongoing consulting agreement until the new management feels they have the necessary skills and experience to run their company successfully.

Direct Investments- Through the Company’s wholly owned subsidiary, BitFrontier Capital Investments, Inc., the Company may, at its election, directly invest in private and/or public entities either through stock purchase agreements, debentures, joint ventures or a hybrid of each. The Company’s planned investments will focus on those entities whose near-term goals are to maximize shareholder value with the help of our infusion of cash.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $1,146,301 to December 31, 2017.  The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities.  ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available.  The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”.  The financial statements of the Company are translated into US dollars as follows:  assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates.  Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates.  Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2017, and 2016, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the years ended December 31, 2017 and 2016 respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2016 and 2015 respectively.  Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2016 and 2015. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. At December 31, 2017, we are contractually obligated to make future payments of $68.6 million under our operating lease obligations in existence as of that date, primarily related to long-term leases. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2017 and 2016:

Description	2017	2016

Net operating loss carry forward	$ 1,483,284	$ 1,413,681
Valuation allowance	(1,483,284)	(1,413,681)

Total	$ -	$ -

At December 31, 2017, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

On December 6, 2017 a company owned by Spencer Payne, the President and CEO of BitFrontier advanced $9,000 in the form of an unsecured promissory note.  The note bears interest at 12% per annum and is due on demand.

On December 7, 2017, Andrew Karras, the Chief Operating Officer and Chief Technology Officer advanced $6,000 in the form of an unsecured promissory note.  The note bears interest at 12% per annum and is due on demand.

On December 7, 2017 and December 12, 2017, Spencer Payne, the President and CEO advanced $6,000 and $4,000 respectively in the form of 2 unsecured promissory notes.  These notes bear interest at 12% per annum and are due on demand.

On December 14, 2017, George Storm, the Vice President and Chief Technology Officer advanced $1,000 in the form of an unsecured promissory note.  The note bears interest at 12% per annum and is due on demand.

Certain of the advances from Spencer Payne are unsecured, non-interest bearing and have no fixed terms of repayment.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were 2 convertible notes payable totaling $27,500 issued for advances made as follows:

On December 5, 2017 an unrelated company, Crescendo Capital, LLC, a Wyoming limited liability company advanced $15,000 to the Company for a term of one year maturing on December 5, 2018 with a principal balance to be repaid of $16,500 for the original amount advanced.  The note is repayable at the end of the term with interest calculated at 10% based on $16,500.  During the term of the note, Crescendo has the right at any time to convert the note for Common Stock.  The Conversion Price shall be equal to 50% of the lowest share price during the 10-previous trading day period prior to conversion.  Furthermore, the conversion price may be adjusted downward if within 3 business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than set forth in the Notice of Conversion.

On December 20, 2017, an unrelated company, Empower Consulting, LLC, a Wyoming limited liability company advanced $10,000 to the Company for a term of one year maturing on December 20, 2018 with a principal balance to be repaid of $11,000 for the original amount advanced.  The note is repayable at the end of the term with interest calculated at 10% based on $11,000.  During the term of the note, Empower has the right at any time to convert the note for Common Stock.  The Conversion Price shall be equal to 50% of the lowest share price during the 10-previous trading day period prior to conversion.  Furthermore, the conversion price may be adjusted downward if within 3 business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than set forth in the Notice of Conversion.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into a number of contracts during the year as follows:

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 6 - COMMITMENTS AND CONTINGENCIES (continued)

The Company contracted with Small Cap Compliance, LLC on December 6, 2017 to supply certain custodial services to the Company including but not limited to: reinstatement with the State, payment of all outstanding transfer agent fees and assist with the issuance of certain preferred stock.  For these services the Company agreed to pay $28,000 as compensation.

The Company entered into a retainer agreement with Matheau J.W. Stout, Attorney at Law and paid a retainer of $5,000 for future legal services on behalf of the Company.  As of December 31, 2017, no services had been provided and the amount paid has been classified under prepaid expenses.

The Company entered into a consulting agreement with Wayne Anderson for consulting services rendered prior to December 31, 2017.  Wayne Anderson was paid a fee of $18,000.  The agreement was for 30 days commencing on December 6, 2017

In November 2017, the Company entered into a director’s services agreement with its CEO calling for a monthly service fee of $5,000 commencing December 2017.  As of December 31, 2017, the fee was not paid and has been set up as an amount owing in the books and records.

In November 2017, the Company’s wholly owned subsidiary BitFrontier Capital Investments, Inc. also entered in a director’s services agreement with the same Company CEO calling for a monthly service fee of $5,000 commencing December 2017. As of December 31, 2017, the fee was not paid and has been set up as an amount owing in the books and records.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - MERGER

On December 13, 2017 the Company entered into an agreement of merger with Bitfrontier Capital Investments, Inc., a Wyoming Corporation. To facilitate the merger, Purio, Inc. created a new wholly-owned subsidiary BitFrontier Acquisitions Inc. solely for the use in this merger agreement. As a result of the plan of merger agreement, BitFrontier Acquisitions, Inc. merged with and into BitFrontier Capital Investments, Inc. with BitFrontier Capital Investments, Inc. being the Surviving Corporation and becoming a wholly owned subsidiary of BitFrontier Capital Holdings, Inc.

As result, the Company exchanged all of the shares issued in BitFrontier Capital Investments, Inc. for 2,500,000 shares of Series C, Preferred stock of the Company, which were issued subsequent to December 31, 2017.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 8 – EQUITY

The Company changes its original stock capitalization in December 2017, which is now broken down as follows:

Common stock, par value $0.0001 per share, 17,500,000,000 shares authorized;

Series A Preferred stock, par value $0.0001 per share, 5 shares authorized;

Series B Preferred stock, par value $0.0001 per share, 30,000,000 shares authorized;

Series C Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized;

Series D Super Voting Preferred stock, par value $0.0001 per share, 51 shares authorized; and

Blank check Preferred stock, par value $0.0001 per share, 9,999,944 shares authorized.

Series A and Series B Preferred Stock are convertible and have voting rights equal to 1 common share.

Series C Preferred Stock are convertible at the rate of 100 common shares for each share of Series C Preferred Stock outstanding at the date of conversion.  Each Series C Preferred Stock is entitled to the equivalent of 100 common shares in the event a vote of the stockholders is required.

Series D Super Voting Preferred stock are not convertible, and each share has voting rights equal to 0.01967 multiplied by the total issued and outstanding common and preferred shares divided by .49 minus the Numerator.

In December 2017, the Company received a subscription for 200,000 shares of Series C Preferred shares for a total consideration of $10,000.

51 shares of Series D Super Voting Preferred Stock were acquired by the new officer and director, Mr. Spencer Payne on December 4, 2017.

NOTE 9 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

As indicated in Note 7, the Company entered into a merger agreement and exchanged all of the shares issued in BitFrontier Capital Investments, Inc. for 2,500,000 shares of Series C, Preferred stock of the Company, which were issued subsequent to December 31, 2017.

In December 2017, the Company received a subscription for 200,000 shares of Series C Preferred shares for a total consideration of $10,000.  These shares were issued subsequent to December 31, 2017.

In January 2018, the Company received a subscription for 160,000 shares of Series C Preferred shares for a total consideration of $7,000.  These shares were issued subsequent to December 31, 2017.

On January 1, 2018, the Company entered into a consulting agreement with Spencer Payne, the President, CEO, CFO, Secretary and Chairman of the Board of the Company. Pursuant to the consulting agreement, the consultant shall provide services related to document preparation of FINRA corporate actions related to the name change and ticker change, as well as agreements and documents for the mergers with BitFrontier Capital Investments and BitFrontier Technologies. The Company will pay $10,000.00 as compensation for the services per the terms of agreement. The term of the agreement is for 12 months unless all actions are completed sooner. Mr. Payne has further agreed to defer payment until such time that there is sufficient cash flow to pay his consulting fees.

BITFRONTIER CAPITAL HOLDINGS, INC.

(FORMERLY PURIO, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 and 2016

(UNAUDITED

NOTE 9 - SUBSEQUENT EVENTS (continued)

In January 2018 the Company entered into employment agreements as follows:

Spencer B. Payne – President, CEO, CFO, Secretary and Chairman of the Board.

January 1, 2018 - Payment bi-weekly based on $100,000 per annum, for a term of 2 years, and to be renewed automatically on an annual basis after that.

George N. Storm – Chief Technology Officer and Vice President.

January 10, 2018 – Payment bi-weekly based on $50,000 per annum, for a term of 2 years, and to be renewed automatically on an annual basis after that.

Andrew E. Karras – Chief Operating Officer and Chief Development Officer.

January 10, 2018 – Payment bi-weekly based on $50,000 per annum, for a term of 2 years, and to be renewed automatically on an annual basis after that.

On January 1, 2018 and January 10, 2018 Andrew Karras, the Chief Operating Officer and Chief Development Officer advanced a total of $6,000 in the form of 2 promissory notes bearing interest at 12%.  These notes are unsecured and are due on demand.

On January 5, 2018, the Company affected a merger with BitFrontier Merger, Inc and BitFrontier Technologies, Inc.  As result of the merger, BitFrontier Merger, Inc. merged in with BitFrontier Technologies, Inc. which then became a wholly owned subsidiary of BitFrontier Capital Holdings, Inc, the Company. In exchange for all of the outstanding shares in the wholly owned subsidiary, the Company issued a total of 2,500,000 of its Series C Preferred Stock.

On February 1, 2018, the Company entered into a legal engagement agreement with John E. Lux, Esq., Attorney at Law and paid a retainer of $2,500 with a balance of $5,000 to be paid in future installments at a later date. Mr. Lux will provide legal services to the Company related to the filing of a Regulation A offering.

On December 20, 2017, the Company changed its name to “BitFrontier Capital Holdings, Inc.” to better reflect the business operations and the new direction of the Company and its recent acquisitions.

On January 2, 2018, Purio, Inc. filed a corporate action with the Financial Industry Regulatory Authority (“FINRA”) to affect a name change to BitFrontier Capital Holdings, Inc. and to change its ticker symbol from PURO to BITF, with a requested effective date of January 12, 2018. The Company received notification from FINRA on February 2, 2018 that the name and ticker change was set effective in the marketplace on February 5, 2018. The name of the Company changed to BitFrontier Capital Holdings, Inc. and the ticker changed to BFCH.

On February 21, 2018, the Company received a subscription for 1,000,000 shares of Series C Preferred shares for a total consideration of $5,000. The Company has the right to buyback a portion of these shares within one year from the day of issuance.

On February 26, 2018, an unrelated company, Empower Consulting, LLC, a Wyoming limited liability company advanced $10,000 to the Company for a term of one year maturing on March 1, 2019 with a principal balance to be repaid of $11,000 for the original amount advanced.  The note is repayable at the end of the term with interest calculated at 10% based on $11,000.  During the term of the note, empower has the right at any time to convert the note for Common Stock.  The Conversion Price shall be equal to 50% of the lowest share price during the 10-previous trading day period prior to conversion.  Furthermore, the conversion price may be adjusted downward if within 3 business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than set forth in the Notice of Conversion, a copy of which is attached as Exhibit 6.11

On March 1, 2018, the Company entered into an Investor Relations Consulting Agreement with Spotlight Growth and Matthew Rego, a copy of which is attached as Exhibit 6.12.

On March 23, 2018, the Company received a subscription for 200,000 shares of Series C Preferred shares for a total consideration of $10,000.

On May 15, 2018, an unrelated company, Crescendo Capital, LLC, a Wyoming limited liability company advanced $5,000 to the Company for a term of one year maturing on May 15, 2019 with a principal balance to be repaid of $5,500 for the original amount advanced.  The note is repayable at the end of the term with interest calculated at 10% based on $5,500.  During the term of the note, Crescendo has the right at any time to convert the note for Common Stock.  The Conversion Price shall be equal to 50% of the lowest share price during the 10-previous trading day period prior to conversion.  Furthermore, the conversion price may be adjusted downward if within 3 business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than set forth in the Notice of Conversion, a copy of which is attached as Exhibit 6.13

PURIO, INC.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

CONTENTS:

Balance Sheets as of December 31, 2016 and December 31, 2015 (unaudited)	F-19

Statement of Operations for the years ended December 31, 2016 and December 31, 2015 and from inception (November 16, 1999) to December 31, 2016 (unaudited)	F-20

Statements of Stockholders’ Deficit for the years ended December 31, 2016 and December 31, 2016 (unaudited)	F-21

Statements of Cash Flows for the years ended December 31, 2016 and December 31, 2015 and from inception (November 16, 1999) to December 31, 2016 (unaudited)	F-22

Notes to the Unaudited Financial Statements	F-23

PURIO, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2016	December 31, 2015

Assets;
Current assets:
Cash	$-	$-
Sundry assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$-	$-
Notes payable	-	-

Total Current Liabilities	-	-

Stockholders' Deficit
Preferred Stock
Series A - 10,000,000 shares authorized, par value $0.00000001 each - issued and outstanding - 2 (2014 - 2)	2	2
Series B - 90,000,000 shares authorized, par value $0.000001 each - issued and outstanding - 14,000,000 (2014 -14,000,000)	14	14
Series C - 20,000,000 shares authorized, par value $0.00000001 each - issued and outstanding - none (2014 - none)	-	-

Common stock
49,800,000,000 shares authorized, par value $0.00000001 each
12,400,263,104 shares issued and outstanding at December 31, 2016	127	126
12,400,196,251 shares issued and outstanding at December 31, 2015
Additional Paid-In Capital	1,054,065	1,054,066

Accumulated other comprehensive income	22,490	22,490

Accumulated deficit	$(1,076,698)	$(1,076,698)

Total Stockholders' Deficit	-	-

TOTAL LIABILITES & STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PURIO, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	YEAR ENDED DECEMBER 31,		From Inception (Nov 16, 1999) To December 31,
	2016	2015	2016
Revenue:
Income	$-	$-	$5,113

Total Income	-	-	5,113

Operating expenses
Professional fees	-	-	440,297
Consulting fees	-	-	432,346
Depreciation and amortization	-	-	133,220
General and administrative	-	-	412,286

Total Operating Expenses	-	-	1,418,149

Operating Loss	-	-	(1,413,036)

OTHER
Other income	-	-	777
Interest expense	-	-	(1,422)
Discontinued operations	-	-	336,983

Net Income(Loss)	-	-	(1,076,698)
Currency translation	-	-	22,490

NET COMPREHENSIVE LOSS	$-	$-	$(1,054,208)

Per Share Information:

Weighted average number of common shares outstanding	12,400,205,592	12,400,196,251

Net Income(Loss) per common share - Basic and fully diluted	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PURIO, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Series A		Series B
	Preferred Stock		Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	TOTAL
Balance January 1, 2016	2	$2	14,000,000	$14	12,400,196,251	$126	$142
Issuance of common stock	-	-	-	-	66,853	1	1
Net Income(Loss) - December 31, 2016	-	-	-	-	-	-	-
Balance December 31, 2016	2	$2	14,000,000	$14	12,400,263,104	$127	$143

	FORWARD	PAID IN CAPITAL	ACCUMULATED COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTALS
Balance January 1, 2016	$142	$1,054,066	$22,490	$(1,076,698)	-
Issuance of common stock	1	-	-	-	-
Net Income(Loss) - December 31, 2016	-	-	-	-	-
Balance December 31, 2016	$143	$1,054,065	$22,490	$(1,076,698)	$-

The accompanying notes are an integral part of these consolidated financial statements.

PURIO, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	YEAR ENDED DECEMBER 31,		From Inception (Nov 16, 1999) To December 31,
	2016	2015	2016
Cash Flows from Operating Activities:
Net income(loss)	$-	$-	$(1,076,698)
Adjustments to reconcile net income(loss) to net cash used in operating activities
Items not requiring an outlay of funds	-	-	478,204
Discontinued operations	-	-	(337,720)
Changes in operating assets and liabilities	-	-	(8,182)

Net Cash Used in Operating Activities	-	-	(944,396)

Cash Flows from Investing Activities:
Subscriptions received	-	-	291,291
Acquisition of assets	-	-	(201,236)

Net Cash Provided by Investing Activities	-	-	90,055

Cash Flows from Financing Activities:
Notes and stockholder advances	-	-	124,688
Issuance of stock for cash	-	-	707,163

Net Cash Provided by Financing Activities	-	-	831,851

Foreign Currency Translation	-	-	22,490

Net Change in Cash	-	-	-

Cash and Cash Equivalents - Beginning of Year	-	-	-

Cash and Cash Equivalents - End of Year	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

Purio, Inc. (Formerly AOM Minerals, Ltd.) was incorporated in the State of Nevada on June 3, 2005. We were an exploration stage company. We were originally engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We had owned at one time a 100% beneficial interest in two mineral claims known as the Maybe property. Our plan of operation was to conduct exploration work on the Maybe property in order to ascertain whether it possesses economic quantities of silver, gold and copper. These claims were abandoned in 2007.

Effective December 5, 2007, the Company changed its name to “Purio Inc.” and entered into a share exchange agreement with Purio Environmental Water Source, Inc. (“PEWS”), a private Nevada corporation, and the shareholders of PEWS. Pursuant to the share exchange agreement, the Company issued 27,734,603 shares of its common stock in return for all outstanding shares of PEWS. By this means, PEWS became a 100% owned subsidiary of the Company. As such our financial statements reflect operating results from the inception of the subsidiary which was November 16, 1999.

PEWS owned proprietary water clarification technology suitable to a broad number of applications including the clarification of surface water, industrial process water and sewage. The Company was marketing this technology initially for industrial and commercial applications to reclaim water and reduce the need for fresh water in such applications.

In August 2010, the Company was redomiciled in the State of Wyoming.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $1,076,698. The Company intends to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

GOING CONCERN (continued)

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

oLevel 1: Quoted prices in active markets for identical assets or liabilities

oLevel 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

oLevel 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are remeasured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2016, and 2015, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the years ended December 31, 2016 and 2015 respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore, there has been no recognized benefit as of December 31, 2016 and 2015 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2016 and 2015. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2016 and 2015:

Description	December 31, 2016 (Unaudited)	December 31, 2015 (Unaudited)
Net operating loss carry forward	$1,413,681	$1,413,681
Valuation allowance	(1,413,681)	(1,413,681)

Total	$-	$-

At December 31, 2016, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control subsequent to the balance sheet date and therefor no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company does not have employment contracts with its key employees, including the controlling shareholders who are officers of the Company.

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 5 – EQUITY

The Company is authorized to issue a total of 50,000,000,000 shares of stock allocated as follows:

Common stock, par value $0.00000001 per share, 49,880,000,000 shares authorized;

Series A Preferred stock, par value $0.00000001 per share, 10,000,000 shares authorized;

Series B Preferred stock, par value $0.00000001 per share, 90,000,000 shares authorized; and

Series C Preferred stock, par value $0.00000001 per share, 20,000,0000 shares authorized.

Series A Preferred Stock are convertible and have voting rights equal to 4 times the number of common shares outstanding plus any Series B and Series C Preferred Stock outstanding and the date of conversion or date that requires any situation requiring a vote by the stockholders.

Series C Preferred Stock are convertible at the rate of 500 common shares for each share of Series C Preferred Stock outstanding at the date of conversion. Each Series C Preferred Stock is entitled to one vote in the event a vote of the stockholders is required.

On November 4, 2016, 66,853 shares of common stock were issued at a value equal to the par value of $0.00000001.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those notes below:

On November 30, 2017, the Company amended its articles of incorporation to increase the authorized share capital by 51 shares, adding a new class of Series D Super Voting Preferred Shares par value $0.0001 which are not convertible but allow the holder of each share of Series D Preferred Stock to have voting rights equivalent to 20 times the amount of common stock outstanding plus all other series of preferred stock outstanding at the time of voting. These 51 shares of Series D Preferred Stock were acquired by the new officer and director, Mr. Spencer Payne on December 4, 2017.

PURIO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(UNAUDITED)

NOTE 6 - SUBSEQUENT EVENTS (continued)

Consequently, a change in control of the Company took place when a control block of preferred shares was acquired by an individual (the Acquirer) unrelated to the then existing control shareholders from a court appointed custodian.

On December 13, 2017 the Company entered into an agreement and plan of merger with Bitfrontier Capital Investments, Inc., a Wyoming Corporation. To facilitate the merger, BitFrontier Capital Holdings, Inc., (F/K/A Purio, Inc.) created a new wholly owned subsidiary BitFrontier Acquisitions Inc., solely to consummate the merger. As a result of the plan of merger agreement, BitFrontier Acquisitions, Inc. merged with an into BitFrontier Capital Investments, Inc. with BitFrontier Capital Investments, Inc. being the Surviving Corporation and becoming a wholly owned subsidiary of BitFrontier Capital Holdings, Inc., (F/K/A Purio, Inc.).

PART III EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
1.1 2.1	Subscription Agreement* Articles of Incorporation, as Amended*
2.2	Bylaws, as Amended*
2.3 2.4 2.5	Amendment No. 1 To Articles of Incorporation* Amendment No. 2 To Articles of Incorporation* Amendment No. 3 To Articles of Incorporation – Name Change*
2.6 2.7 2.8 2.9

Certificate of Designation for Series A Preferred Stock*

Certificate of Designation for Series B Preferred Stock*

Certificate of Designation for Series C Convertible Preferred Stock*

Certificate of Designation for Series D Super Voting Preferred Stock*

2.10 2.11	Articles and Plan of Merger with BitFrontier Capital Investments, Inc.* Articles and Plan of Merger with BitFrontier Technologies, Inc.*
6.1 6.2 6.3 6.4

Employment Agreement with President, CEO, CFO and Secretary, Spencer Payne*

Employment Agreement with COO and CDO, Andrew Karras*

Employment Agreement with Vice President and CTO, George Storm*

Board of Directors Service Agreement with Spencer Payne*

6.5	Convertible Promissory Note held by Crescendo Capital, LLC*
6.6	Convertible Promissory Note held by Empower Consulting, LLC*
6.7	Related Party Promissory Notes held by Spencer Payne*
6.8	Related Party Promissory Note held by Emerald Coast Capital, LLC (Controlled by Spencer Payne) *
6.9	Related Party Promissory Notes held by Andrew Karras*
6.10 6.11 6.12 6.13

Related Party Promissory Note held by George Storm*

Convertible Promissory Note held by Empower Consulting, LLC dated February 26, 2018**

Investor Relations Agreement with Spotlight Growth and Matthew Rego**

Convertible Promissory Note held by Crescendo Capital, LLC dated May 15, 2018****

11.1	Consent of John E. Lux, Esq. (Included in 12.1)
12.1 15.1 15.2	Opinion of John E. Lux, Esq. regarding legality of the securities covered in this Offering Code of Business Conduct and Ethics* Tri-Bridge Indication of Interest**

*Filed with Form 1-A on February 7th, 2018.

**Filed with Form 1-A Amendment 1 on April 4th, 2018.

***Filed with Form 1-A Amendment 2 on May 8th, 2018.

****Filed with Form 1-A Amendment 2 on May 8th, 2018.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fredericksburg, State of Virginia on June 4th, 2018.

BITFRONTIER CAPITAL HOLDINGS, INC.

By:	/s/ Spencer Payne
Spencer B. Payne
President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board